Exhibit 4.26

CONFIDENTIAL TREATMENT REQUESTED BY CELLECTIS S.A.

Execution copy CONFIDENTIAL	CT0079158

LICENSE, DEVELOPMENT AND COMMERCIALIZATION

AGREEMENT

This License, Development and Commercialization Agreement shall become effective as of the 6th day of March, 2019 (the “Effective Date”) by and between Les Laboratoires Servier, a corporation incorporated under the laws of France having a principal place of business at 50 rue Carnot, 92150 Suresnes, France (“LLS”) and Institut de Recherches Internationales Servier, a corporation incorporated under the laws of France having its principal place of business at 50 rue Carnot, 92 150 Suresnes, France (“IRIS”) (LLS and IRIS being together referred to as “Servier”), and Cellectis SA, a company incorporated under the laws of France having a principal place of business at 8, rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Cellectis and Servier are individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, Servier and Cellectis share a common objective consisting in the strategic optimization of the global development of the Cellectis CAR technology on the Servier Targets (as defined hereinafter).

WHEREAS, Cellectis and Servier were previously party to that certain Product Development, Option, License and Commercialization Agreement (the “2014 Agreement”), dated as of February 7, 2014 (the “2014 Agreement Date”), as amended by that certain Amendment to the Product Development, Option, License and Commercialization Agreement (“Amendment No. 1”) dated November 18, 2015 (the “Amendment No. 1 Date”), Amendment No. 2 to the Product Development, Option, License and Commercialization Agreement dated November 28, 2016 (“Amendment No. 2”), and Amendment No. 3 to the Product Development, Option, License and Commercialization Agreement (“Amendment No. 3”) dated August 1, 2017 (the “Amendment No. 3 Date”) (collectively, the 2014 Agreement, Amendment No. 1, Amendment No. 2, and Amendment No. 3 shall be referred to as the “Original Agreement”). Under the Original Agreement, Servier exercised its exclusive option to license the UCART19 [***] (as defined hereinafter), as developed by Cellectis under the Original Agreement.

WHEREAS, the Parties desire to enter into this Agreement, which shall supersede and replace the Original Agreement, in order to adjust the terms of the Parties’ collaboration, to modify the Targets (as defined herein) covered by this Agreement and to adjust the status of the products in development.

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NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.    HEADINGS; DEFINITIONS; CONSTRUCTION.

1.1.    Headings.

Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

1.2.    Definitions.

Capitalized terms or derivatives thereof (verbs, nouns, singular, plural), when used in this Agreement, will have the meanings set forth in Annex I to this Agreement.

1.3.    Construction of Agreement.

The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

ARTICLE 2.    MANAGEMENT

2.1.    Overview. Promptly after the Effective Date, to the extent the Parties have not already done so in accordance with the Original Agreement, the Parties shall establish three (3) committees which shall manage the collaboration between the Parties until the exercise (or non-exercise) of the Option to License of the last Product by Servier as indicated in section 4.1 hereafter.

2.2.    Alliance Managers. Each of Servier and Cellectis shall appoint one or two senior representatives who possess a general understanding of development, regulatory, manufacturing and commercialization matters to act as its respective alliance manager(s) for this relationship (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager(s) at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Consistent with the Development Plan and Section 2.10, each Alliance Manager, on behalf of the applicable Party’s Co-Chairperson of the applicable Committee, will also be responsible for:

(a)

providing a primary single point of communication responsible for the flow of communication and for seeking consensus both within the respective Party’s organization and together regarding key strategy and plan issues;

(b)	ensuring that the governance procedures and rules set forth herein are complied with

(c)	identifying and raising disputes to the JSC or JEC for discussion in a timely manner; and

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(d)	planning and coordinating internal and external communications in accordance with the terms of this Agreement.

The Alliance Managers shall be entitled to attend all JRDC, JSC and JEC meetings, and shall have the right to attend all Subcommittees meetings. Consistent with Section 2.10, each Alliance Manager may bring any matter to the attention of the JSC or JEC where such Alliance Manager reasonably believes that such matter requires attention of the JSC or JEC.

At the latest ten (10) days after the Effective Date, to the extent the Parties have not already done so in accordance with the Original Agreement, each Party shall appoint and notify the other Party of the identity of their representatives to act as alliance managers under this Agreement.

2.3.    Project Directors. Within ten (10) days following the Effective Date, to the extent the Parties have not already done so in accordance with the Original Agreement, each Party shall appoint and notify the other Party of the identity of a representative to act as its project director (“Project Director”). The Project Director shall be responsible for the follow-up of the Program activities under this Agreement on a regular basis. The Project Director may attend the meetings of the JSC, as requested by the Co-Chairperson. Each Party may replace its Project Director upon written notice to the other Party.

2.4.    Joint Executive Committee (the “JEC”).

2.4.1.    Composition. The JEC shall be comprised of up to two (2) senior executives from each Party. Promptly following the Effective Date, to the extent the Parties have not already done so, each Party shall designate by written notice to the other Party its initial representatives on the JEC. Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. Either Party may, from time to time, invite additional representatives or consultants to attend JEC meetings, subject to such representative’s and consultant’s written agreement to comply with confidentiality obligations substantially the same as those set forth in article 8.

2.4.2.    Function and Powers of the JEC. The JEC shall: (a) manage the overall collaboration between the Parties and manage resource allocation and major changes to the collaboration requiring amendments to this Agreement, (b) resolve disputed matters that may arise at the JSC, in accordance with Section 2.10, (c) draw up an annual review of implementation of the Collaboration and performance of this Agreement.

2.4.3.    Frequency of Meetings. The Joint Executing Committee shall meet annually, and in no event less than once annually and such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons. As appropriate, provided that not less than two (2) Business Days’ prior written notice has been given to the other Party, and subject to such other Party’s approval (not to be unreasonably withheld, delayed or retained), other employees of the Parties may attend Joint Executive Committee meetings as observers. Either Party may also call a special meeting of a Joint Executive Committee (in person, by videoconference or teleconference) by at least ten (10) Business Days’ prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the Joint Executive Committee no later than ten (10) Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision.

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2.5.    Joint Steering Committee (the “JSC”).

2.5.1.    Composition. The JSC shall be comprised of three (3) named representatives of each Party (or such other number as the Parties may agree) in addition to each Party’s Alliance Manager who are members ex-officio. Promptly following the Effective Date, to the extent the Parties have not already done so, each Party shall designate by written notice to the other Party its initial representatives on the JSC. Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. Either Party may, from time to time, invite additional representatives or consultants to attend JSC meetings, subject to such representative’s and consultant’s written agreement to comply with confidentiality obligations substantially the same as those set forth in article 8.

2.5.2.    Function and Powers of the JSC. The JSC shall: (a) review and approve the Development Plan and the associated budget and any annual or interim updates and proposed amendments thereto; (b) direct and oversee the JRDC on all significant issues (c) review and approve the recommendations of the JRDC; (d) with respect to each Program, to validate the criteria of success of each Milestone proposed by the JRDC (the “Criteria of Success”) and the achievement of each Milestone, provided that such validation shall be deemed reached if the corresponding Milestone Data meet the corresponding Criteria of Success(e) shall have overall responsibility for the oversight of the performance of the Clinical activities for each Program (f) direct and oversee any operating subcommittee on all significant issues; (g) validate and back-up the intellectual property strategy; (h) resolve disputed matters that may arise at the JRDC and the subcommittees, in accordance with Section 2.10, and (i) assume a general role of leadership in the partnership.

2.5.3.    Frequency of Meetings. The Joint Steering Committee shall meet at least two (2) times per year or more or less often as otherwise agreed by the Parties, but in no event less than once annually and such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons. As appropriate, and provided that not less than two (2) Business Days’ prior written notice has been given to the other Party, other employees of the Parties may attend Joint Steering Committee meetings as observers, but a Party shall not bring a Third Party to a meeting without the other Party’s prior consent. Each Party may also call for special meetings of the Joint Steering Committee with reasonable prior written notice (it being agreed that at least ten (10) Business Days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making responsibility of the Joint Steering Committee. Each Co-Chairperson shall ensure that its Joint Steering Committee members receive adequate notice of such meetings.

2.5.4.    Subcommittees. The JSC may establish and disband such subcommittees as deemed necessary by the JSC. Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in article 8. Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC.

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2.6.    Joint Research and Development Committee (the “JRDC”).

2.6.1.    Composition. The JRDC shall be comprised of four (4) named representatives of each Party (or such other number as the Parties may agree) in addition to each Party’s Alliance Manager who are members ex-officio. Promptly following the Effective Date, to the extent the Parties have not already done so, each Party shall designate by written notice to the other Party its initial representatives on the JRDC. Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. Either Party may, from time to time, invite additional representatives or consultants to attend JSC meetings, subject to such representative’s and consultant’s written agreement to comply with confidentiality obligations substantially the same as those set forth in article 8.

2.6.2.    Function and Powers of the JRDC. The JRDC responsibilities shall include the following activities: (a) propose for approval by the JSC, the Development Plan(s), as well as any update, with respect to each Program, and the criteria of success for the Milestones, b) implement the Preclinical Development activities of the Collaboration (c) shall take responsibility for the performance of the Clinical activities for each Program (d) oversee the implementation of the Development Plan(s) and the Development operational aspects of the Program(s) (e) develop forecasts for Clinical Supply Requirements to enable the timely preparation of the Manufacturing Plan (h) oversee clinical and regulatory matters pertaining to Pre-Candidate Product(s), Candidate Product(s) or Products in the Field arising from the Development Plans, and review and approve protocols, statistical analysis plans, clinical study endpoints, clinical methodology and monitoring requirements for clinical trials of Candidate Product(s) and Product(s) in the Field as contemplated under the Development Plan(s) (i) evaluate the need and conduct biomarker strategy, (j) establish sub-committees of the JRDC, as appropriate.

2.6.3.    Frequency of Meetings. The Joint Research and Development Committee shall meet at least once (1) time per quarter or more or less often as otherwise agreed by the Parties, but in no event less than twice annually and such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons. As appropriate, and provided that not less than two (2) Business Days’ prior written notice has been given to the other Party, other employees of the Parties may attend Joint Steering Committee meetings as observers, but a Party shall not bring a Third Party to a meeting without the other Party’s prior consent. Each Party may also call for special meetings of the Joint Research and Development Committee with reasonable prior written notice (it being agreed that at least ten (10) Business Days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making responsibility of the Joint Research and Development Committee. Each Co-Chairperson shall ensure that its Joint Research and Development Committee members receive adequate notice of such meetings.

2.6.4.    Subcommittees. The JRDC may establish and disband such subcommittees as deemed necessary by the JRDC. Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in article 8. Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JRDC.

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2.7.     Co-Chairpersons.

Each Party shall appoint one of its members in each Committee to co-chair such Committee’s meetings (each, a “Co-Chairperson”). The Co-Chairpersons shall (i) ensure the orderly conduct of the Committee’s meetings, (ii) attend each Committee meeting (either in-person, by videoconference or telephonically), and (iii) ensure the preparation and issuance of written minutes of each meeting within thirty (30) days thereafter accurately reflecting the discussions and decisions of such meeting. Unless otherwise agreed, the Committee shall have at least one (1) representative with relevant decision-making authority from each Party such that the Committee is able to effectuate all of its decisions within the scope of its responsibilities. In the event the Co-Chair from either Party is unable to attend or participate in a Committee meeting, the Party who designated such Co-Chairperson may designate a substitute Co-Chairperson for the meeting in its sole discretion.

2.8.    Quorum; Location.

Except where a Party fails to appoint a member or members to the JEC, JSC, JRDC or any subcommittee or fails to participate in meetings of the JEC, JSC, JRDC or any subcommittee, meetings of the JEC, JSC, JRDC and subcommittee, respectively, shall be effective only if at least one (1) representative of each Party is present or participating. The JEC, JSC, JRDC and subcommittee may meet either (a) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (b) by audio or video teleconference; provided that no less than one (1) meeting during each Calendar Year shall be conducted in person. Additional meetings of the JEC, JSC, JRDC and subcommittee may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

2.9.    Cooperation.

Each Party shall provide the JSC such information as required under the Development Plan, or reasonably requested by the other Party and reasonably available, relating to the progress of the goals or performance of activities under the Development Plan.

2.10.    Decisions.

Other than as set forth herein, in order to make any decision required of it hereunder, the Joint Steering Committee and the Joint Executive Committee must have present (in person, by videoconference or telephonically) at least the Co-Chairperson of each Party (or his/her designee for such meeting). The Parties will endeavor to make decisions where required of the JSC and JEC by consensus of the Co-Chairpersons and only following a unanimous vote, with each Party having one (1) vote. If a dispute arises which cannot be resolved within the Joint Research and Development Committee or within a Subcommittee, the Co-Chairpersons of either Party may cause such dispute to be referred to the Joint Steering Committee for resolution. If a dispute arises which cannot be resolved within the Joint Steering Committee, the Co-Chairpersons of either Party may cause such dispute to be referred to the Joint Executive Committee for resolution. Within the Joint Executive Committee, the Co-Chairperson of each Party shall try to reach a decision by mutual consent with respect to all matters during the Program Term, however in the event of disagreement between the Co-Chairperson, Servier Co-Chairperson shall have the final say.

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2.11.    Exceptions.

Notwithstanding the foregoing, neither Party in exercising its right to finally resolve a dispute pursuant to Section 2.10 shall have any power to amend, modify, or waive compliance with the terms of this Agreement.

2.12.    Authority.

The JEC, JSC, JRDC and any subcommittee shall have only the powers assigned expressly to it in this article 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JEC, JSC, JRDC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

2.13.    Discontinuation of Participation on a Committee.

Each Committee shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the Committee or (b) early termination of this Agreement pursuant to article 11.

2.14.    Interactions Between the Joint Executive Committee, the Joint Steering Committee, the Joint Research and Development Committee and the Subcommittees.

The Parties recognize that while they will establish the JEC, JSC, JRDC and other Subcommittees for the purposes hereof, each Party maintains internal structures (including its own committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. The Parties shall establish procedures to facilitate communications between the JEC, JSC, JRDC and Subcommittees hereunder and the relevant internal committees, teams or boards within each Party in order to maximize the efficiency of the Parties’ activities pursuant to this Agreement.

ARTICLE 3.    DEVELOPMENT ACTIVITIES

3.1.    Development of UCART19 Product.

Subject to Article 5.2 relating to Manufacturing aspects, Servier shall be responsible for conducting the Development of each UCART19 Product after the exercise of the Option to License. Upon Servier’s request, Cellectis shall make reasonable efforts to assist Servier in the conduct of the part of the Development of the UCART19 Product towards the completion of the first Phase 1.

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3.2.    Development of Pre-Candidate and Candidate Products

3.2.1.    Development of additional UCART19 Candidate Products.

If requested by Servier, Cellectis shall use its Commercially Reasonable Efforts to develop one or more additional UCART19 Candidate Products. Cellectis acknowledges and agrees that Servier has requested the development by Cellectis of the second UCART19 Product (UCART19 [***]). Cellectis agrees to generate data up to an IND or IMPD Enabling Data Package for such UCART19 [***] in accordance with and on the timelines set forth in the Development Plan set forth in the Program Activities. The Parties further acknowledge and agree that Servier and its US Partner may conduct research and development work on UCART19 [***] before the exercise of the Option to License. UCART19 [***] shall be treated as a Subsequent Product, unless the development of the lead UCART19 Product is ceased prior to the Commercialization stage, in which case such UCART19 [***] will become a lead product and the subsequent milestones for such product shall be payable at [***] instead of [***]. Additional UCART19 Product(s) will either be treated as new Pre-Candidate Product(s), new Candidate Product(s), Subsequent Product(s) or Substitute Product(s), as per Sections 3.2.3 and 3.4 of this Agreement. [***].

3.2.2.    Development of the Pre-Candidate Products and Candidate Products up to IND or IMPD Enabling Data Package for UCART19 and UCART [***].

When applicable, Cellectis will use its Commercially Reasonable Efforts to initially generate data up to an IND or IMPD Enabling Data Package for [***] UCART [***] Candidate Product(s) pursuant to the Development Plan set forth in the Program Activities. For the sake of clarity, Cellectis would not be responsible for the filing of the IND and/or IMPD (or any other foreign equivalent), which shall be filed by Servier or its Designee. [***].

The Parties acknowledge and agree that Servier’s intent is to request an IND or IMPD Enabling Data Package for [***] UCART [***] Products, one in liquid tumor indications and the other in solid tumor indications. In the event Servier decides to exercise its Option to License on such [***] UCART [***] Products, the second UCART [***] Product shall be treated as a new Product and the subsequent milestones for such Product shall be payable at [***].

3.2.3.    Following identification and selection of an additional UCART19 Product, Pre-Candidate Product and Candidate Product and any additional UCART19 Product, Pre-Candidate Product and Candidate Product, Cellectis shall be responsible for conducting the Development activities of the corresponding additional UCART19 Product, Pre-Candidate Product and Candidate Product and any additional UCART19 Product, Pre-Candidate Product and Candidate Product until completion and delivery by Cellectis to Servier of an IND or IMPD Enabling Data Package, in accordance with the corresponding Development Plan set forth in the Program Activities and as defined by the JRDC and validated by the JSC. Servier and Cellectis shall cooperate closely in such Development. For any Development of a UCART19 or UCART [***] Pre-Candidate Product and Candidate Product

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not initially planned in the Development Plan described in the Program Activities, the Parties shall meet in order to define the technical and financial conditions for such additional Development.

3.2.4.    Notwithstanding the foregoing, Servier and its US Partner may conduct research work on UCART [***] Pre-Candidate Products and UCART [***] Candidate Products before the exercise of the Option to License, provided that all intellectual property generated in connection therewith that is owned by Servier and/or its US Partner specifically and solely related to the UCART [***] Pre-Candidate Products and/or the UCART [***] Candidate Products will form part of the Servier IP to be licensed to Cellectis in the absence of exercise of the Option to License pursuant to Section 4.1 (c) of this Agreement. Servier and/or its US Partner which is responsible for the filing of such intellectual property shall cooperate as regards the preparation, filing, prosecution and maintenance of all such patent rights worldwide and shall in particular inform and discuss with Cellectis in due time the patent strategy and of any material correspondence received and draft correspondence to be exchanged with the patent offices. Servier or its US Partner which is responsible for the filing of such intellectual property shall take into good faith consideration any Cellectis’ proposal or comment. Cellectis will, and Servier or its US Partner will no longer, be responsible for preparation, filing, prosecution and maintenance of all such patent rights if such patent rights are licensed to Cellectis in the absence of exercise of the Option to License pursuant to Section 4.1 (c) of this Agreement. Should Servier or its US Partner develop any improvement to the Platform Patents (as defined in Section 7.2 of this Agreement) that is generated in the performance of the activities conducted pursuant to this Section 3.2.2., Servier will grant to Cellectis a worldwide, fully paid-up, royalty free, sublicensable, co-exclusive (together with Servier and its sublicensees (including the US Partner) for the performance of their rights and obligations under this Agreement and the US Sublicense) license under such improvement to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and commercialize products and process. Servier shall cause its US Partner to comply with the provisions of this Section 3.2.4.

3.2.5.    Development of [***] Candidate Products

Cellectis will conduct Development activities with respect to [***] Pre-Candidate Product, in accordance with the Development Plan as attached hereto in Section B of Exhibit 4 and associated costs set forth in the Program Activities up to the In Vivo Data Package (the “[***] Development Plan”). Any change to the [***] Development Plan must be expressly approved in writing by both Parties.

3.2.6.     Development of Other Pre- Candidate Products and Other Candidate Products

(a)    Selection of the Candidate Products. Servier hereby acknowledges that Cellectis has provided In Vitro Data Package for [***], [***] and [***], and such In Vitro Data Package have been validated by Servier, and that Cellectis provided an In Vitro Data Package for [***]. Cellectis shall be diligent in the development of an In Vitro Data Package for Pre-

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Candidate Product, to the extent such In Vitro Data Package is approved by the JSC. Upon reception by Servier of the In Vitro Data Package, Servier shall have the opportunity during [***] to raise questions regarding the In Vitro Data Package and the Pre-Candidate Product. Following that period, Cellectis has [***] to answer to Servier’s questions to Servier’s satisfaction. Then, Servier shall decide within [***] to turn this Pre-Candidate Product into a Candidate Product (hereinafter the “Candidate Product Selection”). For sake of clarity, Servier has no obligation to turn any Pre-Candidate Product into a Candidate Product and as a consequence has no obligation to pay the Milestone event “[***]” for a Pre-Candidate Product not turned into a Candidate Product.

(b)    Development of the Other Candidate Products up to Phase 1. Cellectis shall be responsible for conducting the Development activities of the Other Candidate Product up to and including the end of Phase I, in accordance with the corresponding Program description as defined by JRDC and validated by the JSC and with the corresponding Development Plan. Cellectis shall prepare the Development Plan for each Other Candidate Product as described in the Development Plan. Cellectis shall prepare, file and prosecute all regulatory applications useful or necessary to obtain approvals at Cellectis name to develop the Candidate Product up to Phase 1 (e.g. Clinical Trial Application or equivalent), based on the Development Plan as previously agreed by the JSC. For sake of clarity, for any Development of a Pre-Candidate Product and Candidate Product not initially planned in the Development Plan, the Parties shall meet in order to define the technical and financial conditions for such additional Development.

3.2.7.    If Servier does not turn a Pre-Candidate Product into a Candidate Product, Servier definitely waives its right under the Candidate Product and its associated Primary Target and associated Cellectis IP, Servier will have no further right under the Pre-Candidate Product and its associated Primary Target and its associated Cellectis IP.

3.2.8.    Validation of Milestones achievement. For each of the following Milestone events indicated in Section A.3. of the Exhibit 1, [***] per Candidate Product” ““[***]” per Candidate Product”, “[***] per Candidate Product” and “[***] per Candidate Product”, Cellectis will develop a corresponding Milestone Data. Upon reception by Servier of each data package, Servier shall have the opportunity during [***] to raise questions regarding each data package and the Candidate Product(s). Following that period, Cellectis has [***] to answer to Servier’s questions to Servier’s satisfaction. Then the JSC may decide within thirty (30) days to validate or not the achievement of the corresponding Milestone on the basis of the corresponding Milestone Data.

3.3.    Right of First Refusal on a Candidate Product. Should Cellectis wish to transfer (whether by way of a license or an assignment or the like) to a Third Party Candidate Product(s) for which Servier has exercised its Opt-Out Option as per section 3.6(a), Cellectis shall first propose such transfer to Servier who shall have the right to substitute itself to said Third Party and to execute corresponding agreement with Cellectis, within a period of [***] after having had the opportunity to review the latest data available, at the same terms and conditions than those proposed by Cellectis to said Third Party.

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3.4.    Development of Substitute Products and Subsequent Products.

The JSC may decide, at any time during the Program Term to add a Substitute Product or, at any time during the Term of this Agreement to add a Subsequent Product in the corresponding Program. Upon such decision of the JSC, the Substitute Product or the Subsequent Product will be considered as a Pre-Candidate Product or Candidate Product and any and all terms and conditions (except the financial ones as stated in Exhibit 1) related to a Pre-Candidate Product or Candidate Product provided in the present Agreement will apply to the Substitute Product or the Subsequent Product.

3.5.    Failure to Develop a Product by Servier

Servier should use Commercially Reasonable Efforts for the Development of any Product after having exercised its Option to License in relation to such Product. However, should Servier decide to discontinue the Development of any Product after having exercised the Option to License in relation to such Product, then Servier shall promptly inform Cellectis of such situation and Servier shall terminate this Agreement in accordance with section 11.2.4.

3.6.    Opt-Out Option.

(a) Servier has a right to opt-out from any Program in case Servier decides not to pursue such Program (the “Opt-Out Option”) as follows. Servier may exercise its Opt-Out Option within a period of [***] following the presentation by Cellectis to the JRDC of the corresponding Milestone Data (“Opt-Out Period”), by sending a written notification. In case the Opt-Out Option is exercised despite achievement of the Milestone by Cellectis as reviewed by the JRDC and validated by the JSC, all sums due for the achievement of such Milestone shall be paid by Servier to Cellectis.

(b) Subject to Section 3.3 “Right of First Refusal on a Candidate Product”, if Servier has exercised its right under the Opt-Out Option, the corresponding Candidate Product is considered as terminated under this Agreement. Consequently, such Program is considered as terminated and the rights granted by Cellectis to Servier under the corresponding Program shall automatically terminate and Cellectis shall have no further obligations towards Servier with respect to such Candidate Product. For sake of clarity, dispositions of Section 11.3 shall apply.

(c) At the end of the Opt-Out Period, if Servier has not exercised its Opt-Out Option, the payment corresponding to the Milestone validated by the JSC is due to Cellectis for the corresponding Candidate Product, and Cellectis shall continue further Development of the Candidate Product in accordance with this Section 3.

3.7.    Subcontracting.

Cellectis may engage its Affiliates, and/or Third Party subcontractors (including contract manufacturing organizations or contract research organizations) to perform certain of its obligations under this Agreement. Any Third Party subcontractor to be engaged by Cellectis to perform Cellectis’ obligations set forth in this Agreement will meet the qualifications typically required by Cellectis for the performance of work similar in scope and complexity to the subcontracted activity. The activities of any such Third Party subcontractors will be considered activities of Cellectis under this Agreement. Cellectis will be responsible for ensuring compliance by any such Third Party subcontractors with the terms of this

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Agreement. In any case in which Cellectis engaged a Third Party subcontractor, Cellectis will contractually agree to obtain sole ownership or secure a license (with the right to grant sublicenses) of all inventions, data, information developed by such Third Party subcontractor necessary for the Development of Pre-Candidate Product, Candidate Product or Product(s). Cellectis will remain responsible for any breach by a subcontractor of the terms of this Agreement or the applicable subcontractor agreement.

Cellectis will, and will contractually require that its sub-licensees, subcontractors and Affiliates, if any, use Commercially Reasonable Efforts to conduct the relevant Development activities in an effort to meet Cellectis’ commitments with respect to such Programs and any development activities.

3.8.    Clinical Trial Activities after Exercise of the Option.

After exercising its Option to License according to Section 4.1, Servier will be sole responsible for further Developing and Commercializing the Product(s). However, subject to Section 3.1, and except for UCART19 [***], and any other UCART19 Products, UCART19 Subsequent Products and UCART19 Substitute Products, Servier may request Cellectis to perform certain Development activities after Phase 1, on behalf of Servier and subject to a separate written agreement that will be negotiated by the Parties in good faith.

3.9.    Data

During the Program Term, Cellectis shall promptly make available to Servier all Data generated by Cellectis and its Affiliates or on their behalf.

3.10.    Non-Compete

During the Term, Cellectis undertakes not to perform (or have a Third Party performing on Cellectis’s behalf) research on, development on, and/or commercialization of a product directed against a Target that is used for the same purpose than for its use with a Pre-Candidate Product, Candidate Product or Product (“Primary Target”). However, for sake of clarity and based on current knowledge, Cellectis may use the Target if it is not intended to directly trigger the destruction of tumors or tumor cells by the product but intended to provide specificity or additional functionalities to the product directed against another primary target. In this case, the Target is used necessarily in combination with another primary target to develop the product.

3.11.    Right of First Negotiation

During the Term, Cellectis has the right to perform internal research activities on the selected Targets for other uses than as Primary Target(s). In the event Cellectis wishes to grant a license or transfer the outcome of such research activities to a Third Party, Servier will have a right of first negotiation. After Cellectis written notification of the existence of such outcome, Servier shall have the opportunity, during [***] from the receipt of said notification, to raise questions regarding the outcome. Following that period, Cellectis has [***] to answer to Servier’s questions to Servier’s satisfaction. Then, Servier shall decide, within [***] from the Cellectis’s answer, if it wishes to exercise its right of first negotiation to obtain a license on such outcome. The Parties will then have [***], from the notification by Servier to exercise its right of first negotiation, to reach an agreement as to the licensing terms and conditions pertaining to such outcome.

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ARTICLE 4.    GRANT OF RIGHTS TO SERVIER

4.1.    Exclusive Option to License.

(a)    Cellectis hereby grants to Servier, and Servier accepts, an exclusive option, exercisable according to the conditions set forth in Section 4.1 (b), to obtain, on a Product-by-Product basis, an exclusive license under each Product (the “Option to License”).

(b)    Exercise of the exclusive Option to License.

With respect to Other Candidate Products and [***] Candidate Products, Servier shall have the opportunity during [***] to raise questions regarding the Phase 1 Data Package, and the corresponding Candidate Product. Following that period, Cellectis has [***] to answer to Servier’s questions to Servier’s satisfaction. Then, Servier may, during the following [***], exercise the Option to License for the corresponding Candidate Product, by sending a written notification to Cellectis.

With respect to each UCART [***] and UCART19 Candidate Products, the Option to License shall be exercisable by Servier as of:

(i)

the validation by Servier of the IND or IMPD Enabling Data Package submitted by Cellectis (provided that upon reception by Servier of an IND or IMPD Enabling Data Package for a Candidate Product, Servier shall have [***], to validate or not the IND or IMPD Enabling Data Package), and

(ii)	the provision of the first validated GMP batch for such Candidate Product.

For the avoidance of doubt, should Servier not validate an IND or IMPD Enabling Data Package, as appropriate, or does not exercise the corresponding Option to License within the timelines described in Section 4.1 (b), then the terms of the article 4.1 (c) of this Agreement shall apply to the corresponding Candidate Product.

For the avoidance of doubt, the Parties understand and agree that Option to License will be exclusive, and unless and until Servier exercises its right to the Option to License with respect to any relevant Candidate Product, neither Cellectis nor any of its Affiliates will have the right to offer or negotiate with any Third Party regarding the grant to such Third Party of any right or license in or to Candidate Product. However, Cellectis shall remain free to use said Candidate Product for its internal research.

(c)    Non-exercise of Option to License. In the event Servier fails to notify Cellectis of its election, or elects not to exercise its Option to License, Servier’s rights to such Candidate Product shall terminate and Cellectis shall have no further obligations towards Servier with respect to such Candidate Product, and Cellectis may independently pursue all activities related to such Candidate Product and/or license-out the Candidate Product and the associated Cellectis IP , Joint IP and Servier IP to a Third Party. To that end, Servier grants to Cellectis a non-exclusive, sublicensable, royalty-bearing license on Servier’s IP (the “License to Cellectis”).

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Notwithstanding the foregoing, in consideration for the License to Cellectis and for Servier’s financial contribution to the Development of the Candidate Product, Cellectis will pay to Servier the following payments, to the extent that the said Candidate Product is Covered by a Valid Claim of Servier Patents:

(i)	If Servier terminates the license with respect to a Candidate Product [***], Cellectis shall pay to Servier [***] of the Net Revenues it receives from a Third Party ;

(ii)	If Servier terminates the license [***], Cellectis shall pay to Servier [***] of the Net Revenues it received from a Third Party ;

(iii)	If Servier terminates the license with respect to a Product [***], Cellectis shall pay [***] of Net Revenues for such Product.

(d)    Prior Exercise of Option to License.

1.    As of the Effective Date, and retroactive to the Amendment No. 1 Date, Servier has exercised its Option to License UCART19 [***], according to the terms of the Agreement, and Cellectis has acknowledged the exercise of such Option to License UCART19 [***]. The parties acknowledge that the related payments under Exhibit 1 have been made in accordance with the terms provided therein.

2.    Without prejudice of Sections 3.5 and 4.2 (c), at the Effective Date, the Parties acknowledge that Servier is conducting [***] for UCART19 [***], in which (i) Servier used Commercially Reasonable Efforts to start [***] the [***], and (ii) [***].

As of the Effective Date, the Parties acknowledge that Cellectis has performed, in its own name and in consultation with Servier, the filing of the Clinical Trial Applications in the [***] for the first Phase I of UCART19 [***], and used its Commercially Reasonable Efforts to perform such filings no later [***]. Effective upon the filing of the Clinical Trial Application referred to above, the responsibility to conduct the Phase I studies related to the UCART19 [***] was transferred to Servier, which became the sponsor of such Phase 1 studies. To the extent required after the Effective Date, Cellectis will cooperate with Servier in connection with such transfer as provided in Section 5.1 of the Agreement.

Servier shall regularly inform Cellectis of the progress of the studies and respond to any reasonable request from Cellectis in connection with the performance of [***] Phase 1 study. With respect to [***] Phase 1 study, Servier will copy Cellectis on any CIOMS and/or MedWatch form(s) and [***] and will provide Cellectis on an ongoing basis with [***] and will provide Cellectis through the JRDC members [***]. The information obligation contained in the preceding sentence shall also apply with respect to other UCART19 Products, Subsequent Products or Substitute Products and the UCART [***] Products, Subsequent Products or Substitute Products (including the first and second UCART [***] Products) if and when the corresponding Option to License is exercised by Servier pursuant to the Agreement. Servier will provide to Cellectis the [***]. Cellectis may communicate material results related to UCART19 [***] (including without limitation such intermediate results) as well as on any compassionate uses of UCART19 Product, subject to Servier’s prior prompt written approval as to the form and content of such communication, which approval will not be unreasonably withheld or delayed.

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Cellectis shall have the right to use or have used all the data generated by Cellectis or its subcontractors in the course of the development of the Product Candidates and Products for the development of its own products.

3.    The exercise of the Option to License for the UCART19 [***] shall not relieve either Party’s obligation regarding the development of such UCART19 [***], and the payments related thereto, and in particular:

(i)

Section 5.1 of the Agreement, to the extent necessary for Servier to conduct its activities as contemplated in this Section 4.1(d). In particular, Cellectis shall provide Servier with the relevant documentation in Cellectis’ possession reasonably necessary for Servier to conduct the Phase 1 studies of UCART19 [***]; and

(ii)	subject to the specific conditions set forth below, the payment by Servier of the royalties and milestones under Exhibit 1 of the Agreement.

4.2.    Servier Rights and Obligations Upon Exercise of Option.

(a)    Exclusive License. Upon Servier’s exercise of its Option to License for a given Product, Cellectis shall grant to Servier, during the Term, (i) an exclusive (even as to Cellectis) worldwide license, with the right to grant sublicenses, under Cellectis IP other than the [***] Cellectis Patents, to Develop, have developed, manufacture, have manufactured and Commercialize said Product in the Field, and (ii) a worldwide license under the [***] Cellectis Patents as set forth in and pursuant to Section 4.3 for said Product in the Field.

(b)    The Parties hereby acknowledge that Servier exercised its Option to License UCART19 [***] as of the Effective Date, and retroactive to the Amendment No. 1 Date, and pursuant to such exercise Cellectis hereby grants to Servier as of the Amendment No. 1 Date a license in respect of the rights set forth in Section 4.2(a) for UCART19 [***] as per the terms of this Section 4.2 and this Agreement. With respect to each Product elected by Servier, through its Option to License, Servier will assume full responsibility, at its expenses, for the further Development, manufacture and Commercialization of such Product in the Field.

(c)    Upon Servier’s exercise of the Option to License for a given Product, Servier will use, and will ensure that its Affiliates, Servier Sublicensees, and subcontractors use Commercially Reasonable Efforts in Developing and Commercializing the corresponding Product in the Targeted Indications and the Targeted Territory, and are in compliance with this Agreement.

(d)    Upon Servier’s exercise of its Option to License for a given Product and subject to the terms and conditions of the Agreement, Cellectis hereby grants to Servier and its Affiliates, on a country by country basis throughout the world (i) the right to use [***] engineered by Cellectis pursuant to this Agreement for Development of the Product, [***], and (ii) [***], an exclusive (even as to Cellectis) license to the [***] Cellectis Patents to use

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the [***] engineered by Cellectis to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, and otherwise exploit and Commercialize such Product, without the right to grant sublicenses, provided that Servier may sublicense solely in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by [***]. Notwithstanding the foregoing, Servier hereby acknowledges and agrees that, at Servier’s direction, Cellectis shall have the right and obligation to promptly and diligently grant licenses and rights under the [***]Cellectis Patents to US Partner or subcontractor designated by US Partner, or any other third party designated by US Partner and agreed to by Servier, in respect of the Servier Products in the Field in the US Partner Territory, and Servier’s license and other rights under the [***] Cellectis Patents shall be limited accordingly so long as the relevant licenses in this Agreement (or any other relevant licenses entered into pursuant to the terms thereof) remain in effect. For the sake of clarity and notwithstanding anything to the contrary in this Agreement, the license granted to Servier by Cellectis herein does not give Servier the right (i) to [***] or (ii) to sublicense the [***] Cellectis Patents other than in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by [***].

(e)    Upon exercise of the Option to License on a Product-by-Product basis, and upon Servier’s written direction, Cellectis shall have the right and obligation to promptly and diligently grant a direct license, on a country by country and Product by Product basis, under the [***] Cellectis Patents to any Servier Sublicensee, provided that the grant of such license to the extent involving [***] Cellectis Patents licensed to Cellectis [***], must include a license in respect of all of the [***] Cellectis Patents and will (i) correspondingly limit the license grants to Servier in Section 4.2(d), and (ii) provide the Servier Sublicensee with a similar right to obtain a direct license from Cellectis consistent with, and to the extent of, the sublicense rights the Servier Sublicensee otherwise receives from Servier with respect to the Cellectis Patents other than the [***] Cellectis Patents, provided that the grant of such direct license will correspondingly limit such license grants to such Servier Sublicensee. Cellectis shall promptly and diligently execute a license agreement with Servier and such Servier Sublicensee for the purpose of granting such license to the Servier Sublicensee and limiting the corresponding license grant to Servier in Section 4.2(d). The parties hereby acknowledge that any such negotiations would be solely to limit Servier’s rights herein for the benefit of such Servier Sublicensee and, as such, the parties agree and acknowledge that no additional consideration would be due to Cellectis as no additional rights would be granted. The parties further agree and acknowledge that all consideration due to Cellectis under the Agreement has been valued fairly and equitably in good faith, and would not be reduced or otherwise amended because of any limitation of Servier’s rights for the benefit of a Servier Sublicensee. The parties acknowledge and agree that any rights or licenses that may hereafter be granted by Cellectis at the written direction of Servier as contemplated by this Section 4.2(e) are rights or licenses that were provided to Servier pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated by the Agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Servier have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional compensation from Servier or any other person or entity in connection with the foregoing.

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4.3.    Rights Among Cellectis, Servier and US Partner.

(a)    Subject to the terms of this Agreement, at the written direction of US Partner and in furtherance of and pursuant to the US Partner Collaboration Agreement and the transactions contemplated thereby on a US Partner Product-by-US Partner Product basis, Cellectis hereby grants to Servier and its Affiliates (i) the right to use the [***] engineered by Cellectis pursuant to the US Partner Collaboration Agreement to develop US Partner Products, until, in each case, the filing of an IND for each US Partner Product as directed by US Partner, in the US Partner Product Field, in the Servier Territory, and (ii) a fully paid-up and royalty free (with respect to Cellectis), exclusive (even as to Cellectis) license under the [***] Cellectis Patents, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such US Partner Product, in each case solely in the US Partner Product Field in the Servier Territory, without the right to grant sublicenses, provided that Servier may sublicense solely in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by [***], and Cellectis shall further have the obligation to grant licenses and rights under the [***] Cellectis Patents to subcontractors as directed by Servier, and to other third parties as directed by Servier and agreed to by US Partner, pursuant to and as contemplated by the US Partner-Servier Agreement in respect of the US Partner Products (as directed in writing by US Partner) in the US Partner Product Field in the Servier Territory, and Servier’s license and other rights under the [***] Cellectis Patents shall be limited accordingly so long as the relevant licenses in the US Partner Collaboration Agreement (or any other relevant licenses entered into pursuant to the terms thereof) remain in effect. For sake of clarity, the license granted to Servier by Cellectis herein does not give Servier the right to [***]. For further sake of clarity, Servier does not have the right to grant any sublicenses in respect of the rights licensed to it pursuant to Section 4.3(a) herein other than in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by [***], and any purported sublicense so made by Servier shall be null and void ab initio, provided that the foregoing is without limitation of Servier’s rights that are set forth in Section 4.2(e) hereof.

(b)    Servier hereby consents to the license directed by Servier and granted by Cellectis to US Partner pursuant to the US Partner Collaboration Agreement, as amended, and the licenses that may hereafter be granted by Cellectis at the written direction of US Partner as agreed to by Servier pursuant to the terms thereof. The parties acknowledge and agree that any rights or licenses that have been granted to US Partner at Servier’s written direction to Cellectis (including any expansions of such rights or licenses, pursuant to this Agreement, that Servier directs Cellectis in writing to grant to US Partner), or that may hereafter be granted by Cellectis at the written direction of US Partner and agreed to by Servier relating to those same rights granted to US Partner, are rights or licenses that were provided to Servier pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated hereunder, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Servier have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from US Partner, Servier or any other person or entity in connection with the foregoing. Without limiting the foregoing, the parties agree and acknowledge that all consideration paid or to be paid, whether one-time payments,

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milestone payments, royalty payments or otherwise, to Cellectis under the US Partner Collaboration Agreement or this Agreement shall not be reduced or otherwise modified or amended because of the license granted to US Partner or other third parties as contemplated hereby.

(c)    The parties further acknowledge and agree that any rights or licenses that have been granted by Cellectis to US Partner at Servier’s written direction to Cellectis (including any expansions of such rights or licenses, pursuant to this Agreement, that Servier directs Cellectis in writing to grant to US Partner), or that may hereafter be granted by Cellectis at the written direction of US Partner and agreed to by Servier relating to those same rights granted to US Partner, shall terminate on a Servier Product-by-Servier Product basis upon the earlier to occur of (i) termination or expiration of the license granted by Cellectis to Servier in respect of the [***] Cellectis Patents in further respect of a Servier Product pursuant to this Agreement, or (ii) on a Servier Product-by-Servier Product basis, termination or expiration of the license granted by Servier to US Partner in respect of a Servier Product pursuant to the US Partner-Servier Agreement (as amended from time to time).

ARTICLE 5.    TRANSFER AND SUPPLY

5.1    Cellectis Transfer Cooperation.

Upon Servier’s exercise of the Option to License, Cellectis will provide Servier with any information, materials and data, Competent Authorities’ approval available to it and reasonably necessary for Servier to continue the Development, Manufacturing and/or Commercialization of the Product, and Cellectis will cooperate with Servier to provide transfer of such information, materials and data as soon as reasonably practicable after the Option to License is exercised.

Prior to the Effective Date, Cellectis has provided to Servier (i) [***] and (ii) [***] (the “CMO Terms”). [***].

5.2    Supply of Product.

Except for UCART19 [***], and any other UCART19 Products, UCART19 Subsequent Products and UCART19 Substitute Products, upon exercise of the Option to License with respect to a given Program, and upon Servier’s request, Cellectis shall Manufacture or have Manufactured in compliance with cGMP the corresponding Products for Servier’s benefit until the end of the Phase II studies to be conducted by Servier, its Affiliates or its Servier Sublicensees, subject to a written supply and quality agreements whose terms and conditions shall be negotiated in good faith between the Parties within a period [***] upon exercise of each Option to License. The supply price of the Product (in finished form) shall be at manufacturing costs, incurred by Cellectis, plus [***].

Servier may elect at any time before entering into the first Phase II studies but after the exercise of the corresponding Option to License for any Product, to have the manufacture of such Products transferred to by Cellectis or its designee, at Servier’s costs, to Servier,

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its US Partner or its Designee reasonably acceptable to Cellectis. The Parties will execute a tri-partite technology transfer agreement between Servier, the Contract Manufacturing Organization and Cellectis, provided that Cellectis will transfer (or will have transferred) to the Contract Manufacturing Organization the know-how, material and data necessary for the proper manufacturing of the Products.

For sake of clarity, except for UCART19 [***], and any other UCART19 Products, UCART19 Subsequent Products and UCART19 Substitute Products Cellectis (or its designee, under Cellectis’ responsibility) shall use diligent efforts to perform the technology transfer to Servier, its US Partner or its Designee necessary for Servier to conduct the manufacturing of each Product. Such technology transfer will be made on a Product-by-Product basis (provided that once such technology transfer has been made for a Product, it is deemed to be made for any subsequent Products, Subsequent Products and Substitute Products directed against the same Target to the extent that in such case and if the manufacturing of such subsequent Product, Subsequent Products and Substitute Products requires additional technology transfer due to subsequent changes, Cellectis shall use its Commercially Reasonable Efforts to provide reasonable support to Servier, its US Partner or its Designee with respect to such technology transfer), and will start at Cellectis’ discretion within [***] following:

(i)	election by Servier to have the manufacture of the Products transferred by Cellectis or its designee, at Servier’s costs, to Servier or its Designee;

(ii)

sending by Servier to Cellectis of a written waiver of Servier’s rights under Section 5.2 paragraph 1 to request Cellectis to manufacture or have manufactured such Product, Subsequent Product and Substitute Product directed against the same Target (under conditions specified above) until the end of Phase II, such waiver will nonetheless be effective only once the technology transfer will be successfully and timely completed.

ARTICLE 6.    PAYMENTS AND MILESTONES

6.1.    Servier undertakes to pay license fees, milestone payments and royalties to Cellectis in accordance with the terms and conditions set forth in Exhibit 1.

6.2.    Reimbursement of costs incurred by Cellectis

6.2.1.    For the two first UCART [***] Candidate Products and the second UCART19 Candidate Product (UCART19 [***])

In consideration of the work performed by Cellectis relating to the development of the two first UCART [***] Candidate Products and the second UCART19 Candidate Product up to the final delivery of the IND/IMPD Enabling Data Package, Servier will pay Cellectis on a full time equivalent basis ([***]) with respect to [***], upon submission of a quarterly invoice together with all supporting documentation with respect to the costs incurred. The FTE rate shall be adjusted annually on each anniversary date of this [***] by an amount equal to the percentage increase for the last quarter preceding such anniversary date of the “Indice des salaires de base des ouvriers de l’industrie pharmaceutique” index n°1567381 published by

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the INSEE. The costs incurred by Cellectis relating to the development of the first UCART [***] Candidate Product for the “[***]” from the achievement of the last milestone paid by Servier related to the first UCART [***] Candidate Product up to the Amendment No. 1 Date amount to [***] in the aggregate, which was paid by Servier to Cellectis.

As a consequence, the milestone payment due under Exhibit 1 of this Agreement for the second UCART19 Candidate Products and the first and second UCART [***] Candidate Products shall no longer apply and will not be due by Servier to Cellectis upon achievement of the corresponding Milestone events, except for the milestone “[***]” that continue to apply to such Candidate Products.

6.2.2.    For [***] Candidate Product.

In addition to all payments due under Article 6 of this Agreement, Servier shall pay Cellectis:

(i)

the FTE costs corresponding to the activities performed by Cellectis as per the [***] Development Plan, as estimated in the [***] Development Plan and adjusted by Cellectis according to the activities actually performed by Cellectis, provided that a minimum of [***] per quarter is due by Servier. At the [***] and may increase according to “Indice des salaires de base des ouvriers de l’industrie pharmaceutique” index n°1567381 published by the INSEE; and

(ii)

the external costs incurred by Cellectis for the performance by Cellectis of Development activities pursuant to the [***] Development Plan, as quarterly reported by Cellectis. Such payment will be made on a pass-through basis (i.e. without a markup, but including handling and administration costs), upon submission of a quarterly invoice together with all supporting documentation with respect to the costs incurred.

All payment due under this Article shall be paid quarterly within [***] of receipt of the corresponding invoice. For sake of clarity, penalties set forth in Section 6.3.4 of this Agreement shall apply to any late payment of fees pursuant to the present section.

The Parties acknowledge that [***]. For sake of clarity, such costs shall be comprised within the total amount of costs estimated to be incurred by Cellectis under the [***] Development Plan.

For clarity, the FTE costs and external Cost indicated in the [***] Development Plan are estimated costs.

6.3.    Payment Terms

6.3.1.    All sums due hereunder to either Servier or Cellectis will be payable in Euros, by bank wire transfer in immediately available funds to such bank account(s) as the Parties will designate. Each Party will notify the other as to the date and amount of any such wire transfer at least seven (7) days prior to such transfer.

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6.3.2.    Except as otherwise set forth herein, all other payments due hereunder will be paid within [***] following receipt of an invoice requesting such payment.

6.3.3.    Invoices. All invoices provided to a Party hereunder should include the receiving Party’s bank details, the contact name for issue resolution and will be marked for the attention of the alliance manager assigned to this Agreement, whose name will be provided by the Parties to each other.

6.3.4.    Late Payment Penalties. Interest shall accrue on any late payment of fees owed to the receiving Party not made on the date such payment is due, at an annual interest rate equal to the lesser of the Euribor 1 month fixed by the European Central Bank plus three percent (3%) or the highest rate permissible by law, with such interest accruing from the date the payment was originally due to the receiving Party, and any late payment pursuant to this Section shall be credited first to interest and then to any outstanding fees. This Section shall in no way limit any other rights and remedies available to the Party to whom payment is owed, whether arising under this Agreement or at law or in equity.

6.4.    Reports and Audits.

(a)    Milestone Payment Reports. After each Option Date, and on a Product-by-Product basis, Servier shall report each event that triggers a payment to Cellectis pursuant to Exhibit 1, within ten (10) business days of the occurrence of such event. Cellectis will then prepare an invoice to Servier for the same, such payment shall be due within [***] from the invoice date. If no event has been reached, this shall be reported once a year within [***] following the 1st of January of each contractual year.

(b)    Sales Payment Reports. After the First Commercial Sale by Servier, its Affiliates or its Subcontractor of a Product requiring the payments due to Cellectis pursuant to Exhibit 1, Servier shall send to Cellectis an annual written reports within [***] following the 1st of January of each contractual year. Such report shall state, for the previous contractual year, the number and description of each Product sold, by country, the corresponding Net Sales and the calculation of Milestone and royalties due. Concurrently with the sending of such reports, Servier shall pay to Cellectis royalties and/or milestones due at the rates specified in Exhibit 1.

(c)    Records; Inspection. Servier shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts or Milestone payment amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such Party, as the case may be, for at least [***] following the end of the [***] to which they pertain. Servier shall make such account and records available, on reasonable notice sent by Cellectis, for inspection during business hours by an independent auditor nominated by Cellectis and reasonably acceptable for Servier, for the purpose of verifying the accuracy of any statement or report given by Servier pursuant to Section 6.4 (a) and (b). The auditor shall be required to keep confidential all information learnt during any such inspection, and to disclose to Cellectis only such details as may be

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necessary to report the accuracy of Servier’s statement and/or report. Cellectis shall be responsible for the auditor’s costs, unless the auditor certifies that there a variation or error producing an increase exceeding five percent (5%) of the royalty amount stated for any period covered by the inspection, then all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid promptly by Servier, together with interest thereon from the date such were due at the lesser of the legal rate fixed by the European Central Bank plus two percent (2%) or the highest rate permissible by law, and any pursuant to this Section shall be credited first to interest and then to any outstanding royalties.

ARTICLE 7.    INTELLECTUAL PROPERTY AND PATENT RIGHTS

7.1.    Inventions and Intellectual Property Ownership.

(a)    Inventions. Ownership of inventions shall be determined according to the rules in effect at the time of invention in the country where the invention is made.

(b)    Sole Inventions. Each Party shall own all inventions, Know-How and other intellectual property, whether or not patentable, conceived and made solely by its or its Affiliates’ own employees, agents, or independent contractors in the course of conducting its or its Affiliates’ activities under this Agreement, together with all intellectual property rights therein (“Sole Inventions”).

(c)    Joint IP shall be co-owned equally by the Parties. Each Party shall have a right of first refusal to any assignment of its interest into a Joint Patent by a Party (the “Assigning Party”) to any Third Party. Should the Assigning Party wish to assign such Joint Patent to a Third Party, the Assigning Party shall first propose such assignment to the other Party who shall have the right to substitute itself to said Third Party within a period of [***].

Parties agree to share the exploitation of the Joint IP as follow:

(i)    Servier shall have the sole right to exploit, directly or indirectly, the Joint IP that covers specifically and solely a Pre-Candidate Product, Candidate Product or Product (the “Product Joint IP”) without any financial compensation to Cellectis, and Cellectis shall have the right to use such Product Joint IP solely to perform its rights and obligation as contemplated in this Agreement.

(ii)    Cellectis shall have the sole right to exploit and sublicense Joint IP that does not cover specifically and solely a Pre-Candidate Product, Candidate Product or Product (the “Platform Joint IP”) without any financial compensation to Servier, and Servier shall have the right to use such Platform Joint IP to perform its rights and obligation as contemplated in this Agreement.

(d)    Background IP. Each Party will own all right, title and interest in its Background IP.

7.2.    Patent Prosecution.

(a)    Cellectis Patent(s). Cellectis will be responsible, at its own cost for preparing, filing, prosecuting and maintaining all Cellectis Patents and conducting any interferences,

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re-examinations, reissues and oppositions relating to such Patents. Cellectis shall seek patent protection on all Cellectis Patents. Cellectis and its Affiliates have the right to cease all activities relating to the preparation, filing, prosecution and/or maintenance of any Patents as provided in this Section 7.2(a) if Cellectis or its Affiliates question the patentability of such Patents and/or such Patents do not cover Pre-Candidate Product, Candidate Product or Product, in which case Cellectis will promptly inform Servier of such planned cessation and Servier may, upon providing written notice to Cellectis, at its own choice, either assume responsibility, at Cellectis’ costs for the preparation, filing, prosecution and/or maintenance of such Patents, or rescind this Agreement.

With respect to Patents within the Cellectis Patents that cover specifically and solely a Candidate Product or a Product (“Product Patents”), Cellectis remains solely responsible for preparing, filing, prosecuting, and maintaining Product Patents aiming to cover a Pre-Candidate Product, Candidate Product and/or Product in [***] (“Initial Countries”) at its own costs up to the exercise of the Option to License for the corresponding Candidate Product. For clarity, Cellectis would seek for patent validation for Pre-Candidate Products and Candidate Products in [***].

Before the exercise of the Option to License, should Servier wish to have the patent protection of Product Patents extended in territories other than the Initial Countries (the “Additional Countries”), it shall inform Cellectis of its wish, by providing a written notice at least [***] in advance of the deadline for filing in such Additional Countries, a list of the Additional Countries. Cellectis will then seek patent protection for such requested Additional Countries, provided that Servier shall reimburse Cellectis any reasonable costs and expenses (including patent attorney costs) incurred by Cellectis in connection with such extension. Cellectis shall further regularly inform Servier in due time with respect to the prosecution actions (including office actions or official actions from patent offices of such Additional Countries) and any required action in connection with the maintenance of such Cellectis Patents in the Initial Countries and Additional Countries.

After exercise of the Option to License, with respect to Product Patents, Servier shall have the first right and responsibility at its own cost for preparing, filing, prosecuting and maintaining all such Patents, provided that Servier shall copy Cellectis on any material correspondence with its intellectual property counsel and consult Cellectis for any draft correspondence to be exchanged with patent offices. If Servier intends to cease prosecuting any such Patents, it shall inform Cellectis with sufficient advance notice to allow Cellectis to take over such prosecution if Cellectis so wishes. Servier shall not take any actions which can materially affect the scope, the validity and enforceability of the Product Patents, without Cellectis’ prior written consent.

For sake of clarity, Cellectis remains fully responsible for the Cellectis Patents that does not cover specifically and solely a Pre-Candidate or a Candidate Product (“Platform Patents”), provided that Cellectis shall regularly inform Servier in due time with respect to the prosecution actions (including office actions or official actions from worldwide patent offices) and any required action in connection with the maintenance of such Platform Patents.

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(b)    Servier Patent(s). Servier will be responsible, at its own cost for preparing, filing, prosecuting and maintaining all Patents covering the Servier Patents and conducting any interferences, re-examinations, reissues and oppositions relating to such Patents.

(c) Joint Patent(s). So long as Servier has not exercised the Option to License as indicated in section 4.1 above (Exercise of the exclusive Option to License), the provision of section 7.2(a) above shall apply. As soon as Servier has exercised the Option to License as indicated in section 4.1 above (Exercise of the exclusive Option to License), the provision of section 7.2 (b) above shall apply. Should a Party (the “Abandoning Party”), in charge of the prosecution of the Joint IP, decide not to protect, prosecute or maintain the protection of Joint Patent, such Abandoning Party shall inform the other Party (the “Non-Abandoning Party”) reasonably in advance so that such Non-Abandoning Party may elect to pursue said protection and/or maintenance of said protection in its own name. In such case, the Non-Abandoning Party shall have full ownership of and title to said Joint Patent.

(d) The Parties shall cooperate as regards the preparation, filing, prosecution and maintenance of the Product Patents worldwide. The filing Party shall in particular inform the other Party in due time about the patent and about material correspondence received and draft correspondence exchanged with the patent offices.

Each Party shall take into good faith consideration any other Party’s proposal or comment related to Product Patents.

7.3.    Patent Term Extensions.

The Parties will cooperate with each other in gaining Patent term extension where applicable to Candidate Product or Products.

7.4.    Defense and Settlement of Third Party Claims.

From the Effective Date and until Servier’s exercise of its Option to License for a given Pre-Candidate Product or Candidate Product, if a Third Party asserts (including any assertion that arises from activities occurring after the 2014 Agreement Date and before the Effective Date) that a patent right or other right owned by it is infringed by the manufacture, use, sale or importation of the given Pre-Candidate Product or Candidate Product in the Territory by Cellectis, Cellectis shall have the sole right to defend against any such assertions at its sole cost and shall immediately inform Servier of such assertion.

After Servier has exercised its Option to License for a given Product, if a Third Party asserts that a patent right or other right owned by it is infringed by the manufacture, use, sale or importation of the given Product in the Territory by Servier, Servier shall have the sole right to defend against any such assertions at its sole cost. Cellectis shall reasonably assist Servier and cooperate in any such litigation at Servier’s request, and Servier shall reimburse Cellectis any reasonable, documented, out-of-pocket costs incurred in connection therewith. Subject to such control, Cellectis may join any defense and settlement pursuant to this Section 7.4 (Defense and Settlement of Third Party Claims), with its own counsel at its sole cost. Servier shall seek and reasonably consider Cellectis’ comments before determining the strategy for such matter. Without limiting the foregoing, Servier shall keep Cellectis advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Cellectis copies of and an opportunity to review and comment on any such communications, filings and submissions. Servier shall not settle or consent to the entry of any judgment in any such action without Cellectis’s prior written consent, not to be unreasonably withheld or delayed. Servier shall keep Cellectis fully informed of all claims and actions governed by this Section 7.4 (Defense and Settlement of Third Party Claims). In the event Servier becomes engaged in: (i) settlement

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discussions with a Third Party that has specifically asserted that a patent right of such Third Party would be infringed by the use, sale or importation of the Pre-Candidate Product or Candidate Product or Product; (ii) settlement discussions of an interference involving a patent corresponding to a Cellectis Patent; Servier shall keep Cellectis reasonably informed of the status of such discussions; and (b) Servier shall consider in good faith any comments or suggestions of Cellectis.

7.5.    Enforcement.

Each Party shall promptly notify the other Party in writing if it reasonably believes that any Cellectis IP or Joint IP are infringed or misappropriated by a Third Party in the Territory.

Prior to Servier’s exercise of its Option to License.

Cellectis shall have the sole right, but not the obligation, to enforce Cellectis IP and Joint IP against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Territory, at Cellectis’ sole cost.

From and after Servier’s exercise of its Option to License.

If a Party has knowledge that a Third Party is making, using, selling a product in the Field in the Territory that infringes or may infringe a Cellectis IP or a Joint IP, such Party shall promptly notify the other Party in writing of the possible infringement and such notice shall describe in detail the information suggesting the infringement of the Cellectis IP or the Joint IP.

Prior to commencing any action to enforce a Cellectis IP or a Joint IP, the Parties shall diligently enter into good faith negotiations on the desirability to bring a suit, the Parties to the action and the selection of counsel, and any such matters as the Parties need to discuss.

If Servier is the Party designated by the Parties to initiate the action (such decision shall be subject, without limitation, to the rights of the Third Parties owners of Cellectis Patents at the 2014 Agreement Date), Servier shall have the right, but not the obligation, to enforce Cellectis IP and Joint IP against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Territory, in the Field and related to a Product, at Servier’s sole costs. In the event Servier elects to bring and prosecute such an action, Cellectis shall reasonably assist Servier and cooperate in any such action at Servier’s request (and Servier shall reimburse all reasonable, documented, out-of-pocket expenses incurred by Cellectis in connection therewith), and Servier shall seek and reasonably consider Cellectis’s comments before determining the strategy. Without limiting the foregoing, Servier shall keep Cellectis advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Cellectis with copies of and an opportunity to review and comment on any such material communications, filings and submissions. Servier shall not settle, or consent to any judgment in, any action under this Section 7.5, without Cellectis’s prior written consent, not to be unreasonably withheld or delayed.

If Cellectis is the Party designated by the Parties to initiate the action Cellectis shall be entitled to bring and prosecute such an action at Cellectis’ sole cost and Servier will cooperate with Cellectis. If Cellectis elects to bring and prosecute such an action, then Cellectis shall seek and reasonably consider Servier’s comments on strategy. Without limiting the foregoing, Cellectis shall keep Servier advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Servier copies of and an opportunity to review and comment on any such material communications, filings and submissions. Cellectis shall not settle, or consent to any judgment in, any action under this 7.5, without Servier’s prior written consent, not to be unreasonably withheld or delayed.

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For sake of clarity, nothing in this Agreement shall be understood as affecting or reducing the Cellectis’s right to enforce Cellectis Patents in the Field and in the Territory.

In any case, Servier shall not take any actions which can affect the scope, the validity, the enforceability or otherwise the Cellectis Patents without the Cellectis’s prior written approval.

ARTICLE 8.    CONFIDENTIAL INFORMATION

8.1.    During the term of this Agreement and for a period of [***] after its termination or expiration, each Party and/or its Affiliates (the “Receiving Party”) undertakes to keep strictly confidential and not to publish or disclose to a Third Party, all the information which is transmitted visually, orally, in writing, in electronically, or in any and all other manner by the other Party and/or its Affiliates (the “Disclosing Party”) pursuant to and in accordance with this Agreement, and/or relating to this Agreement, each Program, each Pre-Candidate Product or Candidate Product or Product and intellectual property (the “Confidential Information”) without the prior written consent of Disclosing Party. The Joint IP shall be deemed Confidential Information of both Parties.

8.2.    The Receiving Party shall only be entitled to disclose, on a need to know basis for the purpose of the performance of this Agreement, Confidential Information to its directors, employees, Affiliates, consultants, sublicensees, licensors, subcontractors, or to a potential investor in the Receiving Party or to a potential acquirer of all or substantially all of the assets of the business to which this Agreement pertains (collectively the “Authorized Recipients”); provided that (i) the Receiving Party has previously informed the Disclosing Party of its intent to communicate Confidential Information and keep available upon the Disclosing Party’s request the content of such communication, and (ii) the Receiving Party has taken into good faith consideration the comments made by the Disclosing Party, and (iii) the Receiving Party considers in good faith the Disclosing Party’s request to be communicated the name of the potential investor(s) or potential acquirer(s), and (iv) the Receiving Party has bound such Authorized Recipients by confidentiality and restricted use obligations at least as stringent than those set forth in this Agreement. The Receiving Party shall be responsible towards the Disclosing Party for any breach by its Authorized Recipients of any such confidentiality and restricted use obligations.

8.3.    Notwithstanding Article 8.1, the Receiving Party may use or disclose those information to the extend it can demonstrate, by clear and convincing evidence, that such information:

(a)

at the time of disclosure or acquisition is generally available to the public, or after the time of disclosure or acquisition is generally available to the public through no wrongful act or omission of the Receiving Party and its Authorized Recipients, or

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(b)

was in the lawful possession and at the free disposal of the Receiving Party prior to disclosure by the Disclosing Party, as evidenced by written records then in the possession of the Receiving Party, or

(c)	is rightfully made available to the Receiving Party by third parties not bound by confidentiality or restricted use obligations, or

(d)	is independently developed by the Receiving Party without use of the Material and information imparted by the Disclosing Party, or

(e)

is disclosed by the Receiving Party in order to comply with the requirements of applicable law, governmental regulation or definitive court order, provided that the Receiving Party shall first notify the Disclosing Party of such required disclosure and of each Confidential Information concerned and shall limit such disclosure as far as possible under applicable law. Such disclosure shall, however, not relieve the Receiving Party of its other obligations contained herein.

8.4.    Upon termination of this Agreement, the Receiving Party will return or destroy all documents or other media containing Confidential Information of the Disclosing Party, provided however that the Receiving Party may retain one copy in its confidential files for the sole purpose of verifying its obligations hereunder.

8.5.    Remedies. Money damages will not be an adequate remedy if this Article 8 is breached and, therefore, either Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach without the necessity of posting any bond or surety.

8.6.    Publications. Prior to any publication in relation to the performance of the Programs, the publishing Party agrees to provide the other Party with a copy of the paper or proposal for publication or for any other public disclosure at least [***] prior to its submission for publication or public disclosure. The other Party may review the manuscript solely in order to:

•	ascertain whether its Confidential Information would be disclosed by the publication; and

•	identify results that are potentially patentable technology so that appropriate steps may be taken to protect such technology, pursuant to Section 7.

The non-publishing Party agrees to hold such advance copies of any papers or proposals for publication in confidence. The non-publishing Party will provide comments, if any, within [***] of receipt of paper or abstract. If the non-publishing Party decides, according to Section 7, that a patent application should be filed, the publication or presentation may, at the non-publishing Party’s request, be delayed an additional [***] or until a patent application is filed, whichever is sooner.

Authorships of any publications will accurately reflect respective contributions made by the Parties.

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ARTICLE 9.    REPRESENTATIONS; WARRANTIES AND COVENANTS

9.1.    Representations and Warranties of both Parties. Each Party represents and warrants to the other Party, at the 2014 Agreement Date and at the Effective Date, that:

(i)

such Party is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(ii)

this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors and (b) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(iii)

the execution and delivery of this Agreement by such Party do not, and the performance of this Agreement by such Party, including the grant of rights to the other Party pursuant to this Agreement, will not: (a) conflict with, or result in any violation of or default under, any agreement, instrument or understanding, oral or written, to which it or any Affiliate is a party or by which it or any Affiliate is bound; (b) conflict with any rights granted by such Party to any other Third Party or breach any obligation that such Party has to any Third Party; or (c) violate any provision of any applicable law; and

9.2.    Representations and Warranties of Cellectis

Cellectis hereby represents that, at the 2014 Agreement Date and at the Effective Date (with the exception of the representation and warranties made under 9.2.5 and 9.2.7 which are made at the 2014 Agreement Date only):

9.2.1

Cellectis has the right to grant the rights granted to Servier under this Agreement, and no rights granted to Servier pursuant to this Agreement are in violation of any agreement between Cellectis or any of its Affiliates and any Third Party;

9.2.2

It has sufficient legal and/or beneficial title and ownership under the Cellectis Patents and Licensed Cellectis Know-How to grant the licenses to the other Party as purported to be granted pursuant to this Agreement;

9.2.3

None of Cellectis or its Affiliates, or, to the knowledge of Cellectis, any Third Party acting by or on behalf of Cellectis or any of its Affiliates in connection with the research, development or manufacture of the Pre-Candidate Product, Candidate Product or Product has been debarred or is subject to debarment;

9.2.4

Cellectis Controls the Cellectis Patents listed on the patents set forth on Exhibit 2 (A), free of any liens. The Cellectis Patents in the Territory listed on Exhibit 2 (A) constitute a true and complete list of all Patents Controlled by Cellectis or its Affiliates in the Territory relating to the Pre-Candidate Product, Candidate Product or Product in the Territory;

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9.2.5	[***]

9.2.6	[***]

9.2.7	[***]

9.2.8	[***]

9.2.9	[***]

9.2.10	[***]

9.2.11	[***]

[***]

9.3.    Cellectis Covenants

Cellectis shall [***] to maintain any existing agreement with Third Party(ies), to the extent the rights and licenses granted to Cellectis thereunder are sublicensed to Servier hereunder, and shall not modify, amend, terminate or breach those Third Party(ies) agreement, if such modification, amendment, termination or breach would adversely affect Servier’s rights under this Agreement (after taking into account any period(s) permitted to cure alleged breaches).

9.4.    Mutual Disclaimer of Warranties.

Except as expressly provided in this Agreement, neither Party makes any warranty of any kind either express or implied relating to the Patents, Know-How, Products, Pre-Candidate Products, Candidate Products, processes used in the Development of the Pre-Candidate Product, Candidate Product or Products, including without limitation any warranty regarding their use, safety, efficacy, or performance, any warranty of merchantability or any warranty for fitness for any particular purpose or a warranty or representation that anything made, used, sold, or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties or any other express or implied legal or contractual warranty.

ARTICLE 10.    INDEMNIFICATION; INSURANCE

10.1.    Indemnification by Servier.

Servier will indemnify, defend and hold harmless Cellectis, and its Affiliates, and their respective directors, officers, employees, licensees, and agents, from and against any and all liabilities, damages, losses, claims, costs and expenses including, but not limited to, the reasonable fees of attorneys and other professionals (collectively “Losses”), arising out of or resulting from any and all Third Party Claims based upon:

(i)	[***]

(ii)	[***]

[***]

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10.2.    Indemnification by Cellectis.

Cellectis will indemnify, defend and hold harmless Servier and its Affiliates, and their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:

(i)	[***]

(ii)	[***]

[***]

10.3.    Procedure.

In the event that any person or entity (an “Indemnitee”) entitled to indemnification under this Agreement is seeking such indemnification, such Indemnitee will: (a) inform, in writing, the indemnifying Party of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim; (b) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle it at the sole discretion of the indemnifying Party; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party); (c) cooperate as requested (at the expense of the indemnifying Party) in the defense of the Claim; and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the Claim(s). Notwithstanding the foregoing, the Indemnitee may retain separate co-counsel reasonably acceptable to the indemnifying Party at its sole cost and expense and participate in the defense of the applicable Claim for which the indemnifying Party has assumed control.

10.4.    In no event shall either Party be liable to the other Party for loss of profits, special, indirect, incidental, punitive or consequential damages arising out of this Agreement or the transactions contemplated by this Agreement.

10.5.    Insurance.

Each Party has maintained, at its cost, as of the 2014 Agreement Date and until the Effective Date, and each Party will maintain, at its cost, as of the Effective Date and during the Term thereafter, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its clinical trials and its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices in the pharmaceutical industry for the activities to be conducted by it under this Agreement.

ARTICLE 11.    TERM AND TERMINATION

11.1.    Term.

(a)    This Agreement will become effective as of the Effective Date and, unless earlier terminated pursuant to the provisions of Sections 11.1(b), 11.2 or 12.2.3, will expire upon the later to occur of the last sales of the Product or the US Partner Product, provided that all rights and licenses granted by Cellectis to Servier pursuant to Section 4.3(a), and subject

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to Section 11.1(b), all obligations to which the parties are bound hereunder with relation thereto, will continue in force and effect, to the extent such rights and licenses were not previously or concurrently terminated and will subsequently terminate in accordance with the terms of the US Partner Collaboration Agreement wherein such rights and licenses were initially granted to US Partner. Upon expiration of the Royalty Term with respect to a Product, the licenses granted by Cellectis to Servier under this Agreement with respect to such Product shall remain in effect as granted in accordance with this Agreement but become fully paid-up, royalty-free licenses until termination or expiration of this Agreement.

(b)    The license granted pursuant to Section 4.3(a) herein shall terminate immediately upon the earlier to occur of (i) on a US Partner Product-by-US Partner Product basis, termination or expiration of the license granted by Cellectis to US Partner in respect of the [***] Cellectis Patents in further respect of a US Partner Product pursuant to the US Partner Collaboration Agreement, or (ii) on a US Partner Product-by-US Partner Product basis, termination or expiration of the license granted by US Partner to Servier in respect of a US Partner Product pursuant to the US Partner-Servier Agreement (as amended from time to time).

11.2.    Termination.

Notwithstanding anything in this Agreement or elsewhere to the contrary, this Agreement may be terminated as follows:

11.2.1.    Material Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law, terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) will have committed a material breach and such material breach will have continued and/or remained uncured for ninety (90) days (except in the case of a failure to make any payment due under the terms of this Agreement, in which case such failure to pay must be cured within thirty (30) days), after written notice thereof was provided to the Breaching Party by the Non-Breaching Party. Any such termination will become effective at the end of such ninety (90) day period (or, in the case of a failure to make a payment, at the end of such thirty (30) day period), unless the Breaching Party has cured any such material breach prior to the expiration of such ninety (90) day period or thirty (30) day period, as the case may be or (ii) unless the Breaching Party notifies the other Party within such sixty (60) day period that it disagrees in good faith with such asserted basis for termination, this Agreement shall not terminate unless and until the matter has been finally resolved in accordance with Section 12.2 (Dispute Resolution) and the arbitration award rendered specifies that the non-breaching Party shall have the right to terminate this Agreement based on such asserted breach. The right of either Party to terminate this Agreement as provided in this Section 11.2.1 will not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

11.2.2.    Mutual Consent. This Agreement may be terminated by the mutual written consent of the Parties.

11.2.3.    [Intentionally left blank]

11.2.4    Termination for convenience by Servier

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Servier shall have the right at its sole discretion and without any liability of any kind on the basis of such termination, to terminate this Agreement only with respect to a given Pre-Candidate Product, Candidate Product or Product or totally at any time upon three (3) month’s prior written notice to Cellectis.

11.2.5    Termination for Safety Reasons by Servier

Servier may terminate this Agreement any time for safety reasons relating to the Pre-Candidate Product, Candidate Product or Products.

11.2.6    Termination for Insolvency.

Either Party may terminate this Agreement if, at any time, the other Party will file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within ninety (90) days after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, will be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.3.    Effects of Expiration or Termination.

11.3.1. In the event of any termination of this Agreement by Cellectis on the basis of either a Material Breach by Servier (section 11.2.1) or insolvency of Servier (section 11.2.6) or by Servier for convenience (section 11.2.4), or for safety reasons (section 11.2.5), or by the Parties upon mutual consent (section 11.2.2), or in case of exercise of the Opt-Out Option (Section 3.6):

(i)

Servier will return to Cellectis or destroy (and certify such destruction to Cellectis) all Cellectis Confidential Information (provided that Servier shall be entitled to retain one (1) copy for archival and compliance purposes, and as required by applicable Law or regulatory requirement);

(ii)

Servier will use reasonable efforts to, to the extent permitted by applicable law and requested by Cellectis, assign any contracts related to the Pre-Candidate Products, Candidate Products or Products in the Territory to Cellectis or its designee (including by requesting and using good-faith efforts to obtain any required consents);

(iii)

the Parties shall transition responsibility for Commercialization, Development and, if applicable, Manufacture of the Pre-Candidate Product(s), Candidate Product(s) or Product(s) to Cellectis in accordance with Section 11.6 (Transition Period);

(iv)	the Parties shall cooperate to promptly transition sole responsibility for the prosecution, maintenance and enforcement in the Territory of Servier IP to Cellectis;

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(v)

Cellectis shall have the right to reacquire some or all of the inventory of the Pre-Candidate Product(s), Candidate Product(s) or Product(s), as requested by Cellectis, in possession of Servier and its Affiliates and, if Cellectis so reacquires inventory, shall reimburse Servier the price paid by it for such inventory;

(vi)

the Parties shall cooperate to promptly transfer ownership of all regulatory filings and regulatory approvals (including any such filings and approvals related to manufacturing), and responsibility for regulatory communication held by Servier in the Territory to Cellectis;

(vii)	all sublicenses granted by Servier shall terminate;

(viii)

Servier will assign to Cellectis the Servier’s interest in the Product Joint IP under terms and conditions to be agreed upon by the Parties. Servier will assign to Cellectis, without any financial compensation, the Servier’s interest in the Platform Joint IP.

(ix)

Subject to section 11.3 (viii) above, Servier will grant Cellectis a royalty-bearing, non-exclusive, sublicensable license under Servier IP that is necessary to further Develop, Manufacture and Commercialize the Pre-Candidate Product, Candidate Product or Product(s) in the Territory in the Field.

(x)

Cellectis shall have the right to control all recalls of the Product in the Territory, and in each case Servier shall provide any reasonable assistance requested by Cellectis in connection therewith; and

(xi)

at Cellectis’s request, the Parties will discuss in good faith the wind-down or transfer to Cellectis of any ongoing clinical trials for the Candidate Products or Products conducted by or on behalf of Servier or its Affiliates; provided that Cellectis shall bear any expenses incurred in connection with any such transfer except in the event of termination by Cellectis pursuant to Section 11.2.1 (Termination for Material Breach).

In the event that the Parties are not permitted to transfer regulatory filings or regulatory approvals under clause (vi) above pursuant to applicable laws, the Parties shall cooperate to establish a right of access and reference to such filings and approvals for Cellectis, and Servier shall maintain such filings and approvals, and take any actions reasonably requested by Cellectis with respect thereto, and thereafter Servier shall transfer ownership of all such regulatory filings and regulatory approvals to Cellectis or its designee as and when it becomes permissible to do so. Cellectis shall reimburse Servier its reasonable, documented, out-of-pocket costs incurred as necessary for such maintenance and to perform such requested actions.

11.3.2. In case of termination of this Agreement for Servier breach pursuant to Article 11.2.1 of this Agreement, and at the US Partner’s request, Cellectis agrees to enter into good faith negotiations for a direct license to the US Partner with respect to UCART19 and UCART [***] Candidate Products or Products on terms substantially similar in scope and grant; provided that (i) the US Sublicense was properly granted in compliance with the terms of this Agreement, and (ii) the US Partner was in compliance with the terms of such US Sublicense and the applicable provisions of this Agreement.

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11.4.    Consequences of a breach of the Non-Compete obligation by Cellectis

In the event of a breach by Cellectis of the non-compete provision mentioned in section 3.9 above, then as of the date of the breach by Cellectis, Servier’s obligations as per this Agreement shall be modified as follows:

(i)	Servier shall be relieved from the payment of the Milestones mentioned in sections 6.3 and 6.4 not already paid by Servier; and

(ii)	the level of royalties due to Cellectis mentioned in section 6.5 above shall be reduced by [***]; and

(iii)

the level of the Net Revenues to be paid by Cellectis to Servier on the basis of section 4.1 (c) (i), (ii) and/or (iii) shall be [***] and shall also apply mutadis mutandis to the sales by Cellectis of the competing product; and

(iv)

notwithstanding any section to the contrary in this Agreement, Servier shall no longer have any obligation to provide information to Cellectis in relation to the Products (except as provided by applicable laws and in relation to safety issues); and

(v)	notwithstanding any section to the contrary in this Agreement, Servier shall no longer have any obligation to use Commercially Reasonable Efforts to Develop and/or commercialize the Product(s).

11.5.    Accrued Rights and Obligations; Survival.

Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration will not relieve any Party from obligations which are expressly indicated under this Section 11.6 to survive termination or expiration of this Agreement.

Survival. The provisions of Sections 8, 10, 11.3 and 11.6 will survive the expiration or any termination of this Agreement for any reason, in accordance with their respective terms and conditions, and for the respective duration stated therein, and where no duration is stated, will survive indefinitely. In addition, any Section that is referred to in the above listed Sections shall survive solely for the interpretation or enforcement of the latters.

11.6.    Transition Period.

In the event of any termination of this Agreement by Cellectis on the basis of either a Material Breach by Servier (section 11.2.1) or insolvency of Servier (section 11.2.6) or by Servier for convenience (section 11.2.4), or for safety reasons (section 11.2.5), or by the Parties upon mutual consent (section 11.2.2), or in case of exercise of the Opt-Out Option (Section 3.6), upon Cellectis’s reasonable request, during the three (3) month period following provision of notice of termination (or, in each case, for such shorter period as Cellectis shall reasonably request) (the “Transition Period”), the Parties shall cooperate to transition the Development (including any ongoing trials, to the extent permitted by law) and Commercialization of, regulatory responsibility for, and, if applicable, manufacture of, the

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Product in the Field in the Territory from Servier to Cellectis. Servier shall take all actions reasonably requested by Cellectis to facilitate such transition, and the Parties shall conduct such transition expeditiously and as reasonably necessary to minimize disruption in the Development and Commercialization of the Product(s) in the Territory. The Parties shall each be responsible for their own costs incurred in accordance with this Section.

ARTICLE 12.    CHANGE OF CONTROL

12.1.    Change of Control. Cellectis shall give Servier written notice within five (5) days after the public announcement or disclosure of any proposed Change of Control of Cellectis. Upon such notice, Servier shall have the right to buy-out Cellectis’s interest in the Pre-Candidate Products, Candidate Products or Product(s) hereunder pursuant to the section 12.2 below (Buy-Out).

12.2.    Buy-Out. Cellectis will notify Servier with [***] after the occurrence of a Change of Control. If Servier exercises its right to buy-out Cellectis’s interest, Servier will provide written notice to Cellectis (a “Buyout Notice”) within [***] following the Change of Control. Within [***] following Servier’s provision of the Buyout Notice, the Parties will meet and negotiate the amount of the payment from Servier to Cellectis for the buy-out of Cellectis’s interest in the Pre-Candidate Products, Candidate Products or Product(s) (the “Buyout Payment”).

12.2.1.    If the Parties agree on the amount of the Buyout Payment within such [***] period, then Servier will have [***] to determine whether to proceed with the buy-out at such price. If Servier elects to proceed with the buy-out at the agreed Buyout Payment, then it will provide written notice thereof to Cellectis (or its successor) and, this Agreement will terminate [***] after delivery of such written notice, Servier will pay the applicable Buyout Payment to Cellectis (or its successor) within such [***].

12.2.2.    If the Parties fail to agree on an amount of a Buyout Payment within [***] following the provision of the Buyout Notice, then within [***] thereafter each Party will select and pay at its costs one (1) Third Party valuator (such valuators shall be from top-tier, internationally-recognized investment banks or accounting firms) with relevant expertise to determine the appropriate amount for the Buyout Payment. Each of the Parties will provide to such valuators such information as it deems pertinent and any information requested by such valuators. Such selected valuators will promptly (and in any event within [***] after the selection of such valuators) determine their respective valuation of the Buyout Payment amount and provide notice of such amount (and underlying assumptions and methodology) to each of the Parties. If the amount of the Buyout Payment estimated by one valuator is equal to or less than one hundred twenty percent (120%) of the amount of the Buyout Payment estimated by the other valuator, then the Buyout Payment shall be equal to the average of the amount proposed by the valuators. If the amount of the Buyout Payment estimated by one valuator is greater than one hundred twenty percent (120%) of the amount of the Buyout Payment estimated by the other valuator, then the Parties will mutually agree upon a third valuator. In such event, the Buyout Payment determined by the third valuator shall be the Buyout Payment (provided, that the Buyout Payment shall be capped at the amount of the higher of the Buyout Payments determined by the prior two valuators).

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12.2.3.    After determination of the Buyout Payment pursuant to Section 12.2.1 or 12.2.2 above, as applicable, Servier will have [***] to determine whether to proceed with the buy-out at such price. If Servier elects to proceed with the buy-out at the agreed Buyout Payment, then it will provide written notice thereof to Cellectis (or its successor) and this Agreement will terminate [***] after delivery of such written notice, Servier will pay the applicable Buyout Payment to Cellectis (or its successor) within such [***].

ARTICLE 13.    MISCELLANEOUS

13.1.    Public Announcements

Except as required by applicable laws or the rules of any stock exchange, neither Party will make any public announcement of any information regarding this Agreement or any activities under this Agreement without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed. Each Party will submit to the other Party any proposed announcements at least thirty (30) days prior to the intended date of publication of such announcement to permit review and approval. Once any statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the specific contents of such statement without further approval of the other Party.

13.2.    Dispute Resolution.

Any dispute, controversy, difference or claim which may arise between the Parties out of or in relation to or in connection with this Agreement (including arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement) shall be settled by binding arbitration in accordance with the provisions of this Section 13.2 (Arbitration):

•	The arbitration shall be conducted in Paris, France.

•	The arbitration shall be conducted in accordance with the Rules of Arbitration promulgated by the ‘Centre de Médiation et d’Arbitrage de Paris –CMAP’ then in effect (the “Arbitration Rules”).

•

There shall be three (3) arbitrators, of whom one (1) shall be appointed by each of the Parties and the third shall be appointed by the first two (2) arbitrators and shall serve as chair arbitrator. If either Party fails to appoint its arbitrator or the arbitrators appointed by the Parties fail to appoint the chair arbitrator within the time period set forth in the Arbitration Rules, such arbitrators will be appointed in accordance with the Arbitration Rules.

•	The proceedings shall be conducted in French, and the arbitrators shall be conversant with and have a thorough command of the French language.

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13.3.    Governing Law.

This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the laws of France.

13.4.    Assignment.

This Agreement will not be assignable by either Party to any Third Party without the written consent of the other Party hereto. Notwithstanding the foregoing, Cellectis may assign this Agreement, without the consent of the other Party, to an Affiliate or to an entity that acquires all or substantially all of the business or assets of Cellectis to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise). Any assignment in violation of this provision is void and without effect.

13.5.    Binding Agreement.

This Agreement, and the terms and conditions hereof, will be binding upon and will inure to the benefit of the Parties and their respective successors, heirs, administrators and permitted assigns.

13.6.    Force Majeure.

No Party will be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, “force majeure” is defined as causes beyond the control of the Party, including, without limitation, acts of God; laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event of force majeure, Cellectis or Servier, as the case may be, will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as such Party is so disabled, up to a maximum of ninety (90) days, after which time the Party not affected by the force majeure may terminate this Agreement. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

13.7.    Notices.

Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Cellectis :

8, rue de la Croix Jarry

75013 Paris Cedex

France

Attention: Chief Executive Officer

With a copy to:

Attention: General Counsel

If to Servier:

Les Laboratoires Servier

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50 rue Carnot

92284 Suresnes Cedex

France

Attention: Alliance Management Director & US Licenses

[***]

With a copy to:

Attention: Director Contract Department

Les Laboratoires Servier

50 rue Carnot

92284 Suresnes Cedex

France

or to such other address for such Party as it will have specified by like notice to the other Parties, provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third (3rd) day after such notice or request was deposited with the postal se13.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver of such condition or term or of another condition or term.

13.8.    Severability.

If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.9.    Entire Agreement.

This Agreement, including the schedules and exhibits hereto, sets forth all the covenants, promises, agreements, appendices, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties relating to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

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13.10.    Independent Contractors.

Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority.

13.11.    Counterparts.

This Agreement may be signed in counterparts, each and every one of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures will be treated as original signatures.

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IN WITNESS WHEREOF, the Parties have caused this License, Development and Commercialization Agreement to be executed by their duly authorized representatives.

Made in Suresnes, on March 6, 2019

For Cellectis SA,

By:	/s/ André Choulika

Name:	André CHOULIKA

Title:	Chief Executive Officer

For Les Laboratoires Servier,

By:	/s/ Eric Falcand

Name:	Eric FALCAND

Title:	Proxy

By:	/s/ Christian Bazantay

Name:	Christian BAZANTAY

Title:	Proxy

For Institut de Recherche Internationales Servier

By:	/s/ Dr Emmanuel Canet

Name:	Dr Emmanuel CANET

Title:	President of R&D

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Execution copy CONFIDENTIAL	CT0079158

ANNEX I

DEFINITIONS

A.1.    “Affiliates” means with respect to a Party, any person or entity, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Party. Solely as used in this definition, the term “control” means (i) the ownership, directly or indirectly, beneficially or legally, of at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a person or entity in a particular jurisdiction) of such Party or other person or entity, as applicable, or such other comparable ownership interest with respect to any person or entity that is not a corporation; or (ii) the possession, directly or indirectly of the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Party or such other person or entity, as applicable.

A.2.    “Agreement” means this License, Development and Commercialization Agreement together with the recitals and all exhibits, schedules and attachments hereto.

A.3.    “Attribute” means a particular genome modification obtained by nucleases or any other methods, including without limitation knock out, knock in and point mutations.

A.4.    “Background IP” means Patents and Know How Controlled by a Party prior to the 2014 Agreement Date and/or developed or acquired by such Party during, but outside of, this Agreement.

A.5.    “Candidate Product” means a product developed by Cellectis as per the Original Agreement and/or this Agreement, consisting in an allogenic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against a particular Target including specific Attributes selected by Servier according to Section 3.2.5(a).

A.6.    “Cellectis IP” means any and all Cellectis Patent(s) and Know-How developed and/or Controlled by Cellectis and its Affiliates before the Effective Date or thereafter during the Term, that is necessary or useful for the Development, Manufacture and Commercialization of a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate. For avoidance of doubt Cellectis IP shall include Cellectis’ interest in the Joint Intellectual Property.

A.7.    “Cellectis Know-How” means all Know-How that is developed or Controlled by Cellectis at the Effective Date and thereafter during the Term and (i) that results from Cellectis’ activities with respect to the Development or (ii) is reasonably necessary or useful for the Development, Manufacture and/or Commercialization of a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate.

A.8.    “Cellectis Knowledge” means the knowledge, at the Effective Date that Cellectis has after due inquiry.

A.9.    “Cellectis Patents” means all Patents that are Controlled by Cellectis and its Affiliates at the Effective Date and thereafter during the Term and that Cover, or would be reasonably necessary or useful for, the Development, Manufacture or Commercialization of

Pre-Candidate Product(s), Candidate Product(s), or Product(s), as appropriate,) (including its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration). Cellectis Patents shall include Cellectis’ interest in Joint Patents that meet the above requirements, and in any event shall include those [***] Cellectis Patents and those other Patents set forth on Exhibit 2.

A.10.    “Change of Control” means, with respect to Cellectis, the occurrence of any of the following events: (i) any Third Party begins to control (under the meaning of “control” set forth in Section 1.2 (“Affiliate”)) Cellectis, directly or indirectly, by any means (including acquisition of shares, share exchange or share transfer); or (ii) Cellectis conveys, transfers, divests or leases (including general succession and all types of corporate split) in one or more transactions to any Third Party either: (x) all or substantially all of the assets of Cellectis or (y) all or substantially all of its assets that are material to the purpose of performance of its obligations under this Agreement.

A.11.    “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand, including without limitation any investigation by a Governmental Authority.

A.12.    “Clinical Development” means any and all Development activities performed by a Party following the achievement of animal in vivo proof of concept Milestone.

A.13.    “Commercialization” means with respect to a Product any and all activities of marketing, promoting, distributing, importing, offering for sale, having sold and/or selling such Product in the Field in the Territory, including without limitation defining pricing and reimbursement strategy and approval and pre-launch marketing strategy.

A.14.    “Commercially Reasonable Efforts” [***]

A.15.    “Competent Authority” means any court, tribunal, regulatory agency of (a) any national, federal, state, provincial, county, city or other political subdivision government, including the FDA, (b) any supranational body (including the EMA).

A.16.    “Competent Authority Approval” means any and all approvals, licenses, registrations or authorizations by a Competent Authority and necessary for the Development activities (including without limitation any applicable pricing, final labeling and reimbursement approvals of such Governmental Authority), and any MAA or equivalent.

A.17.    “Control”, “Controlled” or “Controlling” means, with respect to a subject item, the ability of a Party, whether arising by ownership, possession or pursuant to a license or sublicense, to grant licenses or sublicenses to another Party with respect to such subject item, as provided in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party.

A.18.    “Cover” “Cover”, “Covered” or “Covering” means, with respect to a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate, and a Patent, that, in the absence of a (sub)license under, or ownership of, such Patent, the making, using, offering for sale, selling or importing of such a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate, with respect to a given country, would infringe a Valid Claim of such Patent.

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A.19.    “Data” means any and all research, pharmacology, medicinal chemistry, pre-clinical, clinical, commercial, marketing, process development, manufacturing and other data or information, including investigator brochures and reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety data, in each case generated from clinical Studies or non-clinical studies, research or testing specifically related or directed to the Pre-Candidate Product(s), the Candidate Product(s) or Product(s).

A.20.    “Designee” means a corporation or other entity that is employed by, under contract to, or in partnership with Servier, an Affiliate thereof, to Develop and/or Commercialize Products in the Territory.

A.21.    “Development” means with respect to a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate and on a Targeted Indication and Targeted Territory basis, the activities, including the Preclinical Development as well as the Clinical Development, performed by a Party as from the beginning of the work on a Pre-Candidate Product until and including the MAA filing for the relevant Product, including without limitation: activities related to research, process development and manufacturing, pre-clinical and clinical drug development of such Candidate Product and/or Product in its Targeted Indication in the Field and in its Targeted Territory, including without limitation, test method development and stability testing, assay development, toxicology, pharmacology, formulation, quality assurance, quality development, technology transfer, statistical analysis, process development, and scale-up, pharmakocinetic studies, data collection and management, clinical studies (including research to design clinical studies), regulatory affairs (including all necessary steps to Develop the Candidate Product and/or Product as an orphan drug, obtaining scientific advices), project management, drug safety surveillance activities related to clinical studies, validation of methods and tests.

A.22.    “Development Plan” means, for each Candidate Product or Product, a working document describing the Targeted Indication(s), Targeted Territories, expected timelines, the preclinical, clinical, manufacturing, regulatory, as well as Candidate Product risk assessment planned activities up to the issuance of the Phase 1 Data Package by Cellectis to Servier. The JRDC may propose from time to time amendment to the Development Plan that shall be submitted to the JSC for validation as the circumstances may require and subject to Section 3.2.3 and 3.2.6(b). The Development Plans for UCART19 [***], UCART19 [***], UCART [***], UCART [***], and [***] are set forth in the Program Activities.

A.23.    “Executive Officer” means the Chief Executive Officer of Cellectis and the Chief Executive Officer of Servier, or their duly authorized respective designees with equivalent decision-making authority with respect to matters under this Agreement.

A.24.    “Field” means the anti-tumor adoptive immunotherapy.

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A.25.    “First Commercial Sale” means the first sale in the Territory to a Third Party of the Product by or under the authority of Servier or its Affiliate or sublicensees after receipt of the applicable regulatory approval from the Competent Authority(ies).

A.26.    “Good Manufacturing Practices (cGMP)” means (i) EC Directive 2003/94/EEC as amended from time to time and all the relevant associated detailed guidelines; (ii) the current principles and guidelines of Good Manufacturing Practice for medicinal products for human use as required by, but not limited to, the applicable sections of the US Federal Food, Drug and Cosmetic Act, the US Public Health Service Act, the US Code of Federal Regulations, Title 21, Parts 210 (Current Good Manufacturing Practice in Manufacturing, Processing, Packing or Holding of Drugs; General), and relevant US Food and Drug Administration Guidance and Points to Consider for drugs and/or biotechnology-derived products, as amended from time to time; and (iii) the equivalent current law or regulation in any market.

A.27.    “IND or IMPD Enabling Data Package” means preclinical studies, cell manufacturing and control data necessary for, at the election of Servier, either an IND filing in the US or IMPD filing in Europe, as described in Exhibit 3 of this Agreement. An updated list of the intellectual property rights Controlled by Cellectis that are associated with such IND or IMPD Enabling Data Package shall be included therein.

A.28.    “In Vitro Data Package” [***]

A.29.    “In-Vivo Milestone” [***]

A.30.    “Joint Intellectual Property” or “Joint IP” means all intellectual property rights in Joint Inventions (which for the avoidance of doubt shall include Joint Know-How and Joint Patent).

A.31.    “Joint Invention(s)” means an invention arising during the Term that is jointly created by one or more employees, consultants, or contractors of each Party or of any Affiliate or sublicensee of such Party in the course of performing activities under this Agreement.

A.32.    “Joint Know-How” means all Know-How arising during the Term that is jointly created by one or more employees, consultants, or contractors of each Party or of any Affiliate of such Party in the course of performing activities under this Agreement.

A.33.    “Joint Patent” means a Patent that claims a Joint Invention.

A.34.    “Know-How” means all technical information, techniques, data, database rights, discoveries, inventions, practices, methods, knowledge, skill, experience, test data or information necessary for the discovery, development, manufacture use, sale or commercialization of a Pre-Candidate Product, a Candidate Product, or a Product, as appropriate.

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A.35.    “MAA” means, in relation to any Product, an application filed or to be filed with the European Medicines Agency (or equivalent national agency), for authorization to place a medicinal product on the market in the European Union (or any other territory).

A.36.    “Manufacture” means with respect to a Pre-Candidate Product, a Candidate Product or a Product, any and all processes and activities conducted to manufacture preclinical, clinical and commercial quantities of such, in particular, the production, the manufacture, the processing, the filling, the packaging, the labeling, the inspection and the shipping of such Pre-Candidate Product, Candidate Product or Product. Manufacture shall also include the supply of any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, quality assurance and quality control. For clarity, “Manufacturing” has a correlative meaning.

A.37.    “Manufacturing process validation” [***]

A.38.    “[***] Product” or “[***] Candidate Product” means the Product or the Candidate Product directed against [***] Target, as described in [***] Development Plan, as set forth in the Program Activities.

A.39.     “Milestone Data” means any information and results supporting the achievement of a Milestone.

A.40.    “Net Revenues” [***]

A.41.    “Net Sales” [***]

A.42.    “Option Date” shall mean the date at which the Option to License over a particular Product is exercised by Servier pursuant to Section 4.1 (b).

A.43.    “Other Product” or “Other Candidate Product” or “Other Pre-Candidate Product” means a Product or a Candidate Product directed against [***], [***] or [***] Targets.

A.44.    “Patent” means (a) issued patent, including any extension, registration, confirmation, reissue, continuation, supplementary protection certificate, divisional, continuation-in-part, re-examination or renewal thereof, (b) pending applications for all of the foregoing, and (c) foreign counterparts of any of the foregoing; in each case to the extent the same has not been held, by a court of competent jurisdiction, to be invalid or unenforceable in a decision from which no appeal can be taken or from which no appeal was taken within the time permitted for appeal.

A.45.    “Phase 1” means first time in human clinical trial in the first indication.

A.46.    “Phase 1 Data Package” [***]

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A.47.    “Pre-Candidate Product” means a product developed by Cellectis as per the Original Agreement and/or this Agreement, consisting in an allogenic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against a particular Target including specific Attributes.

A.48.    “Preclinical Development” means any and all non-clinical Development activities performed by a Party until and including animal in vivo Proof of Concept Milestone.

A.49.    “Product” means a Candidate Product selected by Servier according to Section 4.1 (b). Except for sections 6.2. and 6.3, Product also means a Substitute Product and/or a Subsequent Product.

A.50.    “Program” means the Development activities performed or to be performed by Cellectis relating to a particular Pre-Candidate Product and Candidate Product up to and including IND or IMPD Enabling Data Package or up to and including Phase 1, as applicable, described in the Program Plan.

A.51.    “Program Activities” means the activities set forth on Exhibit 4, which (A) have been approved by the JRDC as of the date hereof, describing the Development activities (a) performed for UCART19 [***], or (b) to be performed by Cellectis for (i) the UCART19 [***] and the two first UCART [***] Candidate Products, (ii) the first [***] Candidate Product, and (iii) the Other Pre-Candidate Products, and (B) are provided by the JRDC as per Section 3.2(b) for the other potential Pre-Candidate Product and Candidate Product(s).

A.52.    “Program Term” means the duration of each Program.

A.53.    “Royalty Term” means on a country-by-country basis and Product-by-Product basis, the period commencing on the First Commercial Sale of a Product in a country and ending on the latest of (a) expiration of the last-to-expire Valid Claim of a Cellectis Patent that Covers such Product in such country or (b) the expiration of the Regulatory Exclusivity Rights with respect to such Product in such country.

A.54.    “Servier IP” means any and all Servier Patent(s) and Know-How developed and/or Controlled by Servier and its Affiliates after the 2014 Agreement Date that is necessary or useful for the discovery, development, manufacture, use, sale or commercialization of a Pre-Candidate Product, a Candidate Product or a Product, as appropriate. For avoidance of doubt Servier IP shall include Servier’ interest in the Joint Intellectual Property.

A.55.    “Servier Know-How” means all Know-How that is developed or Controlled by Servier after the 2014 Agreement Date and thereafter during the Term and (i) that results from Servier’s activities with respect to the Development or (ii) is reasonably necessary or useful for the Development, manufacture, and/or Commercialization of a Pre-Candidate Product, a Candidate Product or a Product, as appropriate.

A.56.    “Servier Patent” means all Patents that are Controlled by Servier and its Affiliates after the 2014 Agreement Date and thereafter during the Term and that Cover, or would be reasonably necessary or useful for, the Development, manufacture or Commercialization of the Pre-Candidate Product(s), Candidate Product(s) or the Product(s) (including its

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composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration). Servier’s Patents shall include Servier’s interest in Joint Patent that meet the above requirements.

A.57.    “Servier Product” means UCART19 [***], corresponding to an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against [***] target, and including specific attributes, as initially developed by Cellectis as per this Agreement, and that are initially licensed by Cellectis to Servier as per this Agreement together with any additional allogeneic anti-tumor adoptive T-cell CARs that bind to [***] as may be optioned by Servier from Cellectis under this Agreement.

A.58.    “Servier Sublicensee” means a sublicensee of Servier pursuant to this Agreement, which, for the avoidance of doubt, does not include any sublicense to the [***] Cellectis Patents not owned by Cellectis and/or [***].

A.59.    “Servier Targets” means the Targets separately identified in writing to Cellectis by Servier on the date of this Agreement and identified as Servier Targets for the purpose of this Agreement (the “Target Notice”).

A.60.    “Servier Territory” means the world other than the US Partner Territory.

A.61.    “Subsequent Product” [***]

A.62.    “Substitute Product” [***]

A.63.    “[***]” means an artificial restriction enzyme consisting of one or more polypeptides that comprise a sequence from a transcription activator-like effector protein designed to recognize and cleave a recognition site in a target sequence, engineered and sold by Cellectis or its Affiliates in the framework of this Agreement. [***].

A.64.    “[***] Cellectis Patents” means the patent and patent applications included in Exhibit 2 of this Agreement.

A.65.    “Target” means an antigen expressed on the cell surface of a tumor cell, as listed in Exhibit 5.

A.66.    “Targeted Indication” means with respect to a Pre-Candidate Product, a Candidate Product or a Product, the therapeutic indication determined in such Product’s Development Plan, and within the Field.

A.67.    “Targeted Territory” means with respect to each Pre-Candidate Product, Candidate Product or Product, the following country(ies) or region(s): [***]

A.68.    “Term” will have the meaning assigned to such term in Section 11.1.

A.69.    “Territory” means any and all countries of the world.

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A.70.    “Third Party” means any person or entity other than Cellectis, Servier or an Affiliate of Cellectis or Servier.

A.71.    “UCART19 Product” or “UCART19 Candidate Product” [***]

A.72.    “UCART19 [***]” [***]

A.73.    “UCART19 [***]” [***]

A.74.    “UCART [***] Product” or “UCART [***] Candidate Product” means a Product or a Candidate Product directed against [***] Target.

A.75.    “US Partner” means Allogene Therapeutic, Inc., which is a party, together with Servier, to an exclusive license and collaboration agreement pursuant to which Servier sublicensed the US Partner development and commercialization rights for UCART19 and UCART [***] Products in United States of America.

A.76.    “US Partner Product Field” means human anti-tumor adoptive immunotherapy.

A.77.    “US Partner Product” means an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) targeting [***], and including specific attributes, as initially developed by Cellectis as per the Agreement, and that are initially licensed by Cellectis to Servier as per the US Partner Collaboration Agreement.

A.78.     “US Partner Territory” means the United States of America and its territories and possessions.

A.79.    “US Sublicense” means an exclusive sublicense agreement with the US Partner for the development and commercialization of UCART19 Products and UCART [***] Products in the United States of America and its territories and possessions.

A.80.    “Valid Claim” means a claim of an issued and unexpired patent or patent application included in a Patent, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction or has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise. Notwithstanding the foregoing, if a claim of a pending patent application within a Patent has not issued as a claim of a patent within [***] after the filing date from which such claim takes priority, such claim shall not be a Valid Claim for the purposes of this Agreement, unless and until such claim issues as a claim of any issued patent (from and after which time the same would be deemed a Valid Claim subject to the first sentence of the definition above). With respect to a claim of a pending patent application, the phrase to “infringe a Valid Claim” shall mean to engage in activity that would infringe such claim if it were contained in an issued patent.

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Execution copy CONFIDENTIAL	CT0079158

EXHIBIT 1

Fees, Payments and Royalties

A.1.    Upfront Fee. In consideration for the signature of the 2014 Agreement, Servier paid Cellectis the non-refundable and non-deductible lump sum payment of two million five hundred thousand euros (2,500,000 €), excluding taxes, within [***] of the 2014 Agreement Date and receipt of the corresponding invoice.

A.2.    License Fees. Upon exercise of each Option to License for Products pursuant to Section 4.1 herein (except for Substitute Products), Servier will pay Cellectis the non-refundable and non-deductible lump sum payment of [***].

Upon exercise of each Option to License for Subsequent Products pursuant to Section 4.1 herein, Servier will pay Cellectis the non-refundable and non-deductible lump sum payment of [***], excluding taxes.

A.3.    Milestone event Payments to Cellectis.

(a)    In consideration for the rights granted to Servier under this Agreement Servier will pay to Cellectis for each Candidate Product, Product, Substitute Product or Subsequent Product the following non-refundable milestone payments upon the occurrence of each event as set forth below. No milestone payment will be owed by Servier to Cellectis if the corresponding event to which such milestone payment relates is not deemed as achieved by the JSC pursuant to Section 3.5.

Milestone event	Milestone payment (in €)
[***]	[***]

(b)    The non-refundable milestones set forth below shall be paid in full for the Candidate Product or the Product (as applicable).

(c)    Those milestones set forth below, when already paid for the Candidate Product or the Product, shall not be paid a second time for the Substitute Product. For sake of clarity, the milestones that have not been paid for the Candidate Product or Product shall be paid in full for the Substitute Product.

(d)    For Subsequent Products, those milestones shall only be paid at [***] (i.e. the [***] milestone shall only be [***]). For the avoidance of doubt, the first UCART19 Product that reaches the applicable milestone under Section A.3(f) of this Exhibit 1 shall bear [***] of such milestone payments and the second shall bear [***] of such milestone payment, as per this Section A.3(d).

(e)    No milestone payment will be owed by Servier to Cellectis if the corresponding event to which such milestone payment relates is not deemed as achieved by the JSC pursuant to Section 3.5.

(f)    Servier will pay to Cellectis the following non-refundable milestone payments upon the occurrence of each event:

Milestone event	Milestone payment (in €)
[***]	[***]

(g)    In the event that Servier grants rights relating to Cellectis IP for the Development and/or Commercialization of a Candidate-Product or Product (including but not limited to a right of first refusal, or a right of first negotiation, or an option) to a Third Party for the territory of the United States of America before the date of exercise of each Option to License pursuant to section 4.1, on a Candidate Product-by-Candidate Product or Product-by-Product basis, Servier undertakes to pay to Cellectis an amount equal to [***] of all sums received by Servier from such Third Party, for such right, before the date of exercise of each Option to License until [***] on a Product by Product basis. Notwithstanding the foregoing, for UCART19 Products and UCART [***] Products, in the event that Servier grants rights relating to Cellectis IP for the Development and/or Commercialization of a Candidate-Product or Product (including but not limited to a right of first refusal, or a right of first negotiation, or an option) to a Third Party for the territory of the United States of America before the date of exercise of each Option to License pursuant to section 4.1, on a Candidate Product-by-Candidate Product or Product-by-Product basis, Servier undertakes to pay to Cellectis an amount equal to [***] of all sums received by Servier from such Third Party, for such right, before the date of exercise of each Option to License [***].

Upon Cellectis’ request, Servier shall provide to Cellectis a redacted version of the part of the US Sublicense containing the development milestones payable, on a Product by Product basis, to Servier by the US Partner [***].

A.4.    Sales Milestones to Cellectis.

Servier shall pay the following sales milestones the first time that annual Net Sales of a Product reach the following thresholds:

First time annual Net sales of a Product reaches	Milestone payment (in €M)
[***]	[***]

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A.5.    Royalties to Cellectis.

During the Royalty Term(s), Servier shall pay royalties to Cellectis on annual Net Sales of the Products:

Aggregate annual Net Sales of the Products	Royalty
[***]	[***]

For sake of clarity, any and all milestones due under A.4 and A.5 of this Exhibit 1 are due for UCART19 Products and Subsequent Products and UCART [***] Products.

A.6.    Royalty Reductions

(a)    Joint Patent(s). Notwithstanding the foregoing, should a Product, at any time, be solely Covered by Joint Patent in a given country within the Territory, then the royalties payable by Servier to Cellectis for such Product in such country shall be reduced by [***] of the amount otherwise payable hereunder (e.g., [***]) as of the date such situation occurs.

(b)    Competition on the Target. Notwithstanding the foregoing, if there are and as soon as there are, in a given country within the Territory, sales of an allogeneic CART cell therapy targeting the same Target as a Product occurring before the First Commercial Sale of a Product, the royalties payable to Cellectis hereunder for the Product in such country shall be reduced by [***] of the amount otherwise payable hereunder (e.g., [***]) as of the date of such first sales.

(c)    Third Party Royalty Payments. If Servier or any of its Affiliates or sublicensee (i) determines in its good faith judgment with advice from a external legal attorney that it is necessary or advisable to obtain a license from any Third Party in order to make, have made, use, sell, offer for sale or import any Product and pursuant to such license is required to pay any consideration, in the form of a royalty based on sales of such Product, or (ii) is required by any court of competent jurisdiction to pay damages and/or such license fees to such a Third Party in order to make, have made, use, sell, offer for sale or import any Product, then Servier shall use commercially reasonable efforts to negotiate a favorable economic license and Servier will be entitled to deduct up to [***] of such payments (until full reimbursement by Cellectis) from the royalties associated to such Product otherwise payable under Section A.5 of this Exhibit 1 (Royalties to Cellectis), provided however that in a given year, Royalties of Cellectis shall not be reduced of more than [***] than the initial value stated in Section A.5 of this Exhibit 1.

(d)    The foregoing shall be without prejudice to any payment Cellectis has to make to Third Parties on the basis of intellectual property that: (i) is licensed by Cellectis prior to or as of the Effective Date; (ii) is intellectual property that Cellectis had knowledge of potential infringement from a Third Party prior to the exercise by Servier of the exclusive Option to License and that Cellectis did not disclose same to Servier in writing at that time at the latest; or (iii) is licensed or acquired by Cellectis after the Effective Date without Servier’s prior written consent and related to the Product or uses or methods of manufacture thereof (or of its components).

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A.7.    Milestones already achieved at the Effective Date

(a)    The Parties hereby acknowledge that the following Milestones have been achieved and the following payments have been paid by Servier as of the Effective Date.

Upfront payments and milestones (2014 Agreement)	Payment Amount
[***]	[***]

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EXHIBIT 2

[***]

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EXHIBIT 3

[***]

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EXHIBIT 4

[***]

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EXHIBIT 5

[***]

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